As filed with the Securities and Exchange Commission on June 12, 1995

                                                       Registration No. 33-59209
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                AMENDMENT NO. 2

                                       TO

                             FORM S-1 AND FORM S-3

                             REGISTRATION STATEMENT

                                     Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                           CIT RV OWNER TRUST 1995-A
              (Issuer with respect to the Notes and Certificates)

                  THE CIT GROUP SECURITIZATION CORPORATION II
                   (Originator of the Trust described herein)

                          THE CIT GROUP HOLDINGS, INC.
                 (Issuer with respect to the Limited Guarantee)
               (Exact name as specified in originator's charter)

                        Delaware                               6146                           22-3328188
                        Delaware                   (Primary Standard Industrial               13-2994534
              (State or other jurisdiction          Classification Code Number)            (I.R.S. Employer
            of incorporation or organization)                                             Identification No.)

       The CIT Group Securitization Corporation II                                   The CIT Group Holdings, Inc.
                      650 CIT Drive                                                   1211 Avenue of the Americas
              Livingston, New Jersey 07039                                             New York, New York 10036
                     (201) 740-5000                                                          (212) 536-1950


                    (Address of principal executive offices)

                               -----------------

                                ERNEST D. STEIN
             Executive Vice President, General Counsel & Secretary
                          The CIT Group Holdings, Inc.
                          1211 Avenue of the Americas
                            New York, New York 10036
                    (Name and address of agent for service)
                                   Copies to:
  Paul N.Watterson, Esq.                            Reed D. Auerbach,  Esq.
    SCHULTE ROTH & ZABEL                           STROOCK & STROOCK & LAVAN
     900 Third Avenue                                  7 Hanover Square
  New York, New York 10022                         New York, New York 10004

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [ ]

                               -----------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                               Proposed           Proposed
                                                             Amount             maximum            maximum           Amount of
            Title of  each class of                           to be         offering price        aggregate       registration
           securities to be registered                     registered         per unit(1)     offering price(1)       fee (1)
- ------------------------------------------------------------------------------------------------------------------------------------
Class A    % Asset Backed Notes ......................    $188,000,000           100%          $188,000,000         $ 64,828
- ------------------------------------------------------------------------------------------------------------------------------------
     % Asset Backed Certificates .....................
- -------------------------------------------------------   $ 12,000,000           100%          $ 12,000,000         $  4,138
Limited Guarantee of The CIT Group Holdings, Inc. (3).
- ------------------------------------------------------------------------------------------------------------------------------------
Total ................................................    $200,000,000           100%          $200,000,000         $ 68,620 (2)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Pursuant to Rule 457(b) the required fee paid herewith has been reduced by $346, which is the amount equal to the fee previously paid with respect to this registration statement pursuant to Rule 457.

(3)  To  be  issued  in   connection   with  issuance  of  the  %  Asset  Backed
     Certificates.

                               ----------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

                  The CIT Group Securitization Corporation II
                           CIT RV Owner Trust 1995-A

                              --------------------

                        Cross-Reference Sheet Furnished
                   Pursuant to Rule 501 (b) of Regulation S-K

                                                     Caption or Location
     Item and Caption in Form S-1                       in Prospectus
     --------------------------                      ------------------

 1.   Forepart of Registration
      Statement and Outside Front
      Cover Page of Prospectus.............   Forepart of Registration Statement
                                              and Outside Front Cover
                                              Page of Prospectus


 2.   Inside Front and Outside
      Back Cover Pages of Prospectus.......   Inside Front Cover Page and
                                              Outside Back Cover Page of
                                              Prospectus

 3.   Summary Information, Risk
      Factors and Ratio of Earnings
      to Fixed Charges.....................   Summary; Special Considerations;
                                              The Contract Pool

 4.   Use of Proceeds......................   Use of Proceeds

 5.   Determination of Offering Price......                 *

 6.   Dilution.............................                 *

 7.   Selling Security Holders.............                 *

 8.   Plan of Distribution.................   Underwriting

 9.   Description of Securities
      to be Registered.....................   Summary; Structure of the
                                              Transaction; The Contract Pool;
                                              Pool Factors; The Notes;
                                              The Certificates

10.   Interests of Named Experts
      and Counsel..........................                 *

11.   Information with Respect to
      the Registrant.......................   The CIT Group Securitization
                                              Corporation II, Seller

12.   Disclosure of Commission
      Position on Indemnification for
      Securities Act Liabilities...........                   *

- --------------------

* Answer negative or item inapplicable.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                   SUBJECT TO COMPLETION, DATED JUNE 12, 1995

                                  $200,000,000
                           CIT RV Owner Trust 1995-A

                  $188,000,000 Class A___% Asset Backed Notes
                  $12,000,000 ____% Asset Backed Certificates

                  The CIT Group Securitization Corporation II
                                     Seller
                      The CIT Group/Sales Financing, Inc.
                                    Servicer



The CIT RV Owner Trust 1995-A (the "Trust" or the "Issuer") will be formed pursuant to a Trust Agreement, to be dated as of June 1, 1995, between The CIT Group Securitization Corporation II (the "Company" or the "Seller") and The First National Bank of Chicago, as trustee (the "Owner Trustee"), and will issue Class A ___% Asset Backed Notes (the "Class A Notes") in the principal amount of $188,000,000 pursuant to an Indenture, to be dated as of June 1, 1995, between the Issuer and The Chase Manhattan Bank (National Association), as trustee (the "Indenture Trustee"). The Trust will also issue ___% Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") in the principal amount of $12,000,000. The Certificates will have the benefit of a limited guarantee (the "Limited Guarantee") of The CIT Group Holdings, Inc. ("CIT") to protect against losses that would otherwise be absorbed by the Certificateholders. To the extent that funds on deposit in the Certificate Distribution Account are insufficient to pay the amounts to which the Certificateholders are entitled, CIT will be obligated to pay the Guarantee Payment (as defined herein) provided that the aggregate amount of such Guarantee Payments does not exceed an aggregate amount initially equal to approximately $5,000,000, subject to adjustment under certain circumstances (the "Guarantee Payment Limit"). See "The Purchase Agreements and The Trust Documents--Credit Enhancement" herein.

The assets of the Trust will include a pool of simple interest retail installment sale contracts (the "Initial Contracts") secured by the new and used recreational vehicles financed thereby (the "Initial Financed Vehicles"), certain monies received under the Initial Contracts on and after June 1, 1995 (the "Initial Cut-off Date"), security interests in the Initial Financed Vehicles, the Collection Account, the Note Distribution Account, the Certificate Distribution Account, the Capitalized Interest Account and the Pre-Funding Account, in each case,together with the proceeds thereof, the proceeds from claims under certain insurance policies in respect of individual Initial Financed Vehicles or the related Obligors and certain rights under the Sale and Servicing Agreement to be dated as of June 1, 1995 (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Indenture Trustee. From time to time on or before September 15, 1995, additional simple interest retail installment sale contracts (the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related subsequent cut-off dates (each, a "Subsequent Cut-off Date), security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account.

                                                   (Continued on following page)


THE SECURITIES WILL REPRESENT INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE CIT GROUP SECURITIZATION CORPORATION II, THE CIT GROUP/SALES FINANCING, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           Underwriting
                         Price to         Discounts and         Proceeds to the
                         Public(1)         Commissions           Company(1)(2)
                        ----------         ------------          --------------
Per Class A Note.......         %                     %                     %
Per Certificate........         %                     %                     %
Total.................. $                  $                    $

(1) Plus accrued interest at the Class A Rate and the Pass-Through Rate, as appropriate, from June 15, 1995.

(2)  Before deduction of expenses payable by the Company estimated at $608,707.

                            ------------------------

      The Notes and the Certificates are offered by the several Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the delivery of the Securities in book-entry form will be made through the facilities of The Depository Trust Company ("DTC") on the Same Day Funds Settlement System, and in the case of the Notes, Cedel, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about June ___, 1995.

CS First Boston                                              Merrill Lynch & Co.

                 The date of this Prospectus is ________, 1995.

(continued from preceding page)

The Notes will be secured by the assets of the Trust (other than the Certificate Distribution Account) pursuant to the Indenture. The Class A Notes will bear interest at the rate of ___% per annum. Interest on the Notes will generally be payable on the fifteenth day of each month (each, a "Distribution Date"), commencing July 17, 1995. Principal on the Notes will be payable on each Distribution Date to the extent described herein. The Certificates represent fractional undivided interests in the Trust. The Certificates will bear interest at the rate of ___% per annum (the "Pass-Through Rate") and will be distributed to Certificateholders on each Distribution Date to the extent described herein. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to payment of interest and principal on the Notes, to the extent described herein. No principal will be paid on the Certificates until all of the Notes have been paid in full, except for payments of the Principal Liquidation Loss Amount (as defined herein), if any. The final scheduled Distribution Date for the Class A Notes and the Certificates will be the January 2011 Distribution Date.


There currently is no secondary market for the Securities and there is no assurance that one will develop.
The Underwriters expect, but are not obligated, to make a market in the Securities. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.


      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                             AVAILABLE INFORMATION

      The Company and CIT have filed with the Securities and Exchange Commission (the "Commission") on behalf of the Trust a Registration Statement combined on Form S-1 and Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended, with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including exhibits filed as part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference therein, while complete in all material respects, do not necessarily describe all terms or provisions of such contract, agreement or other document. For a complete description, reference is made to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated therein. CIT is subject to the informational requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such reports, copies of the Registration Statement, the exhibits and other information may be inspected, without charge at the public reference facilities of the Commission at Room 1024 Judiciary Plaza, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain securities of CIT are listed on the New York Stock Exchange and reports and other information concerning CIT can also be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Commission thereunder. Such reports and other information filed on behalf of the Trust will be available for inspection as set forth above.

                           REPORTS TO SECURITYHOLDERS


      Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of DTC and registered holder of the Notes and the Certificates. Securityholders may elect to hold their securities through any of DTC (in the United States) and in the case of Noteholders, Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Indirect
Participants, Cedel Participants and Euroclear Participants. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Reports to Securityholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.


                      DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed with the Commission by CIT are incorporated by reference in this Prospectus:


          (a) CIT's Annual Report on Form 10-K for the year ended December 31, 1994 together with the report of KPMG Peat Marwick LLP, independent certified public accountants, which report refers to a change in the method of accounting for postretirement benefits other than pensions in 1993;

          (b) CIT's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

          (c) CIT's Current Reports on Form 8-K dated January 18, 1995 and April 11, 1995.


     All documents filed by CIT pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     CIT will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                                           Corporate Secretary
                                           The CIT Group Holdings, Inc.
                                           1211 Avenue of the Americas
                                           New York, New York  10036
                                           (212) 536-1950

- --------------------------------------------------------------------------------

                                    SUMMARY


     This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus. Reference is made to the "Index of Principal Terms" for the location herein of defined terms.


Issuer....................     CIT RV Owner  Trust  1995-A  (the  "Trust" or the
                               "Issuer"), a Delaware business trust to be formed by the Seller and the Owner Trustee pursuant to the Trust Agreement dated as of June 1, 1995.


Seller....................     The CIT Group Securitization Corporation II (the
                               "Company"),   a  wholly-owned,   limited  purpose
                               subsidiary  of  The  CIT  Group  Holdings,   Inc.
                               ("CIT").  Neither CIT nor any of its  affiliates,
                               including  the  Company  and The CIT  Group/Sales
                               Financing,   Inc.   ("CITSF"),   has  guaranteed,
                               insured or is otherwise obligated with respect to
                               the Securities,  except for the Limited Guarantee
                               provided    by    CIT    in    favor    of    the
                               Certificateholders (the "Limited Guarantee"). See
                               "Special Considerations--Limited Obligations".


Servicer..................     The CIT  Group/Sales  Financing,  Inc.  (in  such
                               capacity referred to herein as the "Servicer"), a wholly-owned subsidiary of CIT.

Indenture Trustee.........     The Chase Manhattan Bank (National  Association),
                               as trustee under the Indenture to be dated as of June 1, 1995 (the "Indenture Trustee").


Owner Trustee.............     The First  National  Bank of Chicago,  as trustee
                               under the Trust  Agreement to be dated as of June
                               1, 1995 (the "Owner  Trustee" and,  together with
                               the  Indenture  Trustee,   the  "Trustees").   An
                               individual who is a Delaware Resident is expected to act as a co-trustee pursuant to a co-trustee agreement with the Owner Trustee.


Special Considerations....     Certain potential risks and other  considerations
                               are particularly relevant to a decision to invest in any securities sold hereunder. See "Special
                               Considerations".

The Notes.................     The CIT RV Owner Trust  1995-A Asset Backed Notes
                               (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account). See
                               "The Notes--General".


                               The Trust will issue $188,000,000 aggregate principal amount of Class A ___% Asset Backed Notes (the "Class A Notes") pursuant to an Indenture, to be dated as of June 1, 1995, between the Issuer and the Indenture Trustee (the "Indenture"). See "The Notes--General".

                               The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Definitive Notes will be issued only under the limited circumstances described herein. Persons acquiring beneficial interests in the Notes will hold their interests through The Depository Trust Company ("DTC") in the United States or Cedel, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. See "Certain Information
                               Regarding       the        Securities--Book-Entry
                               Registration" and "--Definitive Securities" and Annex I hereto.


The Certificates..........     The CIT RV Owner Trust  1995-A ___% Asset  Backed
                               Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               fractional undivided interests in the Trust. See "The Certificates--General".

                               The Trust will issue $12,000,000 aggregate principal amount of Certificates (the "Original Certificate Balance") pursuant to a Trust
                               Agreement, to be dated as of June 1, 1995, between the Seller and the Owner Trustee (the "Trust Agreement"). Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. See "The Certificates--General".


                               The Certificates will be issued in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Purchaser (as defined herein) may be issued at least 1% of the Certificate Balance (as described herein). Persons acquiring beneficial interests in the Certificates will hold their interests through DTC. Definitive Certificates will be issued only under the limited circumstances described herein. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

Property of the Trust.....     The property of the Trust will primarily  include
                               a pool of simple interest retail installment sale
                               contracts  (the "Initial  Contracts")  secured by
                               the new and used  recreational  vehicles financed
                               thereby  (the   "Initial   Financed   Vehicles"),
                               certain   monies   received   under  the  Initial
                               Contracts on and after June 1, 1995 (the "Initial
                               Cut-off Date"), security interests in the Initial
                               Financed Vehicles,  the Collection  Account,  the
                               Note   Distribution   Account,   the  Certificate
                               Distribution  Account,  the Capitalized  Interest
                               Account and the Pre-Funding Account, in each case
                               together with the proceeds thereof,  the proceeds
                               from claims under certain  insurance  policies in
                               respect of individual  Initial Financed  Vehicles
                               or the related  Obligors and certain rights under
                               the Sale and  Servicing  Agreement to be dated as
                               of  June  1,  1995  (the   "Sale  and   Servicing
                               Agreement"), among the Seller, the Servicer, and the Owner Trustee.

                               From time to time on or before September 15, 1995, additional simple interest retail installment sale contracts (the "Subsequent
                               Contracts" and, together with the Initial Contracts, the "Contracts") secured by the new and used recreational vehicles financed thereby (the "Subsequent Financed Vehicles" and, together with the Initial Financed Vehicles, the "Financed Vehicles"), certain monies received under the Subsequent Contracts on and after the related Subsequent Cut-off Dates, security interests in the Subsequent Financed Vehicles and proceeds from claims under certain insurance policies in respect of individual Subsequent Financed
                               Vehicles or the related Obligors will be purchased by the Trust from the Seller from monies on deposit in the Pre-Funding Account. See "The Trust Property".

The Contracts.............     The   properties   of  the  Trust  will   consist
                               primarily  of  installment   sale  contracts  for
                               recreational  vehicles originated by recreational
                               vehicle  dealers   ("Dealers")  in  the  ordinary
                               course of business  and  acquired by CITSF or the
                               CIT    Group/Consumer    Finance,    Inc.    (NY)
                               ("CITCF-NY")   in  the  ordinary  course  of  its


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               business. The Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles. See "The Contract Pool". On or prior to the date of issuance of the Securities (the "Closing Date"), CITCF-NY will sell certain contracts that will constitute a portion of the Initial Contracts to CITSF pursuant to a Sale and Purchase Agreement to be dated as of June 1, 1995, CITSF will sell the Initial Contracts to the Company pursuant to a Purchase Agreement to be dated as of June 1, 1995 (the "Purchase Agreement") and the Company will sell the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement.

                               As of the Initial Cut-off Date, the Initial Contracts had an aggregate principal balance of $155,987,746, a weighted average original maturity of 152 months and a remaining weighted average maturity of 150 months. The final scheduled payment date on the Initial Contract with the last maturity occurs in June 2010. See "The Contract Pool".

                               From time to time on or prior to September 15, 1995, pursuant to the Sale and Servicing Agreement, CITSF will be obligated to sell, and the Company will be obligated to purchase, subject to the satisfaction of certain conditions described therein, Subsequent Contracts at a purchase price equal to the aggregate principal amount thereof as of the first day in the related month of transfer designated by CITSF and the Company (each, a "Subsequent Cut-off Date"). A portion of such Subsequent Contracts may be acquired by CITSF from CITCF-NY. Pursuant to the Sale and Servicing Agreement and one or more subsequent transfer agreements (each, a
                               "Subsequent Transfer Agreement") among the Company, the Servicer and the Owner Trustee, and subject to the satisfaction of certain conditions described herein and therein, the Company will in turn sell the Subsequent Contracts to the Trust at a purchase price equal to the amount paid by the Company to CITSF for such Subsequent Contracts, which purchase price shall be paid from monies on deposit in the Pre-Funding Account. The aggregate principal balance of the Subsequent Contracts to be conveyed to the Trust during the Funding Period will not exceed $44,012,254. Subsequent Contracts will be transferred from CITSF to the Company and from the Company to the Trust on the Business Day specified by CITSF and the Company during the month in which the related Subsequent Cut-off Date occurs (each, a "Subsequent Transfer Date").

The Pre-Funding Account...     The  Pre-Funding  Account will be maintained with
                               the Owner Trustee and is designed solely to hold funds to be applied by the Owner Trustee during the Funding Period to pay to the Company the purchase price for Subsequent Contracts. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Contracts.

                               On the Closing Date the Pre-Funding Account will be created with an initial deposit, from the proceeds of the Securities, of $44,012,254 (the "Pre-Funded Amount"). The "Funding Period" will be the period from the Closing Date until the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under the Indenture,
                               (iii) the date on which an Event of Termination occurs under the Sale and Servicing Agreement,
                               (iv)  the  insolvency  of  the  Company,   CITSF,

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                                       6
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                               CITCF-NY  or CIT or (v) the close of  business on
                               September 15, 1995. During the Funding Period, on
                               one  or  more  Subsequent   Transfer  Dates,  the
                               Pre-Funded  Amount  will be applied  to  purchase
                               Subsequent   Contracts  from  the  Company.   The
                               Company expects that the Pre-Funded Amount will be reduced to less than $100,000 by September 15, 1995, although no assurance can be given that this will in fact occur. Any portion of the Pre-Funded Amount remaining on deposit in the Pre-Funding Account at the end of the Funding
                               Period   will  be   payable   as   principal   to
                               Noteholders  on  the  first   Distribution   Date
                               thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.


Capitalized Interest
Account...................     On the Closing Date approximately  $__________ of
                               the proceeds from the sale of the Securities will
                               be deposited  into an account  (the  "Capitalized
                               Interest  Account")  in the  name  of  the  Owner
                               Trustee on behalf of the Securityholders. Amounts
                               deposited  in the  Capitalized  Interest  Account
                               will be used on the July  1995,  August  1995 and
                               September 1995 Distribution Dates, if applicable,
                               to fund the excess, if any, of (i) the product of
                               (x) the weighted  average of the Class A Rate and
                               the Pass-Through  Rate as of the first day of the
                               related  Interest  Accrual  Period  and  (y)  the
                               undisbursed funds (excluding investment earnings)
                               in the Pre-Funding Account (as of the last day of
                               the related  Due Period)  over (ii) the amount of
                               any   investment   earnings   on   funds  in  the
                               Pre-Funding  Account  that are  available  to pay
                               interest   on  the   Securities   on  each   such
                               Distribution Date. Any amounts remaining in the Capitalized Interest Account on the last day of the Funding Period and not used for such purposes will be deposited in the Collection Account and be available for distributions, as described herein, on the first Distribution Date thereafter or, if the end of the Funding Period is on a Distribution Date, then on such date.


Distribution Dates........     Payments  of  interest   and   principal  on  the
                               Securities will be made on the fifteenth day of each month or, if any such day is not a Business
                               Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing July 17, 1995.
                               Payments on the  Securities on each  Distribution
                               Date will be made to the holders of record of the related Securities at the close of business on the day immediately preceding such Distribution
                               Date or, in the event Definitive Securities have been issued, at the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date").

                               To the extent not previously paid in full prior to such time, the outstanding principal amount of the Class A Notes and the Certificates will be payable on the Distribution Date occurring in January 2011 (the "Class A Final Scheduled Distribution Date" and the "Certificate Final Scheduled Distribution Date", respectively).

                               A  "Business   Day"  is  any  day  other  than  a
                               Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Illinois or Oklahoma are authorized by law, regulation or executive order to be closed.

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                                       7
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Interest Accrual Period...     The  period  for which  interest  is payable on a
                               Distribution Date on the Securities shall be the period from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date, or in the case of the initial Distribution Date from June 15, 1995 to but excluding the initial Distribution Date (each, an "Interest Accrual Period").

Due Period................     With respect to any  Distribution  Date, the "Due
                               Period" is the period during which principal, interest and fees will be collected on the Contracts for application towards the payment of principal and interest to the Securityholders and the payment of fees on such Distribution Date.
                               The "Due Period" will be the calendar month immediately preceding the Distribution Date. The first Due Period will commence on and include
                               June 1, 1995 and will end on and include June 30, 1995.


Determination Date........     The  "Determination  Date" is the third  Business
                               Day  prior  to each  Distribution  Date.  On each
                               Determination  Date,  the Indenture  Trustee will
                               determine  the amount in the  Collection  Account
                               available   for   distribution   on  the  related
                               Distribution Date, allocate such amounts between the Notes and the Certificates and make payments to Securityholders all as described under "The
                               Purchase  Agreements  and The  Trust  Documents--
                               Distributions".


Terms of the Notes........     The  principal  terms  of the  Notes  will  be as
                               described below:

  A. Interest Rate .......     The Class A Notes will bear  interest at the rate
                               of ___% per annum (the "Class A Rate").

  B. Interest.............     Interest on the outstanding  principal  amount of
                               the Notes will  accrue at the Class A Rate during
                               the Interest  Accrual  Period.  Interest  will be
                               calculated   on  the  basis  of  a  360-day  year
                               consisting  of  twelve  30-day  months.  See "The
                               Notes--Payment of Interest".

  C. Principal............     Principal  of the Notes  will be  payable on each
                               Distribution  Date  in an  amount  equal  to  the
                               Principal  Distribution  Amount,   calculated  as
                               described   under   "The    Notes--Payments    of
                               Principal", to the extent of the Available Amount
                               (as defined  under "The Purchase  Agreements  and
                               The   Trust   Documents--Distributions"   herein)
                               remaining after the Servicer has been reimbursed for any outstanding Advances and has been paid the Servicing Fee (including any unpaid Servicing
                               Fee  with  respect  to  one  or  more  prior  Due
                               Periods) (collectively, the "Servicer Payment") and following the payment of interest due on the Notes on such Distribution Date.

                               The unpaid principal balance of the Notes will be payable on the Class A Final Scheduled Distribution Date. See "The Notes--Payments of Principal".


  D. Redemption...........     The Notes will be subject to mandatory redemption
                               in part in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding
                               Period. See "The  Notes--Redemption" and "Certain
                               Information  Regarding  the  Securities".


                               In the event of an Optional Purchase or Auction Sale, as described herein, the outstanding Notes will be redeemed, at a redemption price equal to the unpaid principal amount of the Class A Notes plus accrued and unpaid interest thereon at the Class A Rate. See "Summary--Optional Purchase of

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                                       8

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                               the   Contracts",    "--Auction    Sale",    "The
                               Notes--Redemption" and "The Purchase Agreements and The Trust Documents--Insolvency Event".



Terms of the Certificates..    The principal terms of the  Certificates  will be
                               as described below:

  A. Pass-Through Rate....     The  Certificates  will bear interest at the rate
                               of ___% per annum (the "Pass-Through Rate").

  B. Interest.............     On each Distribution Date, the Owner Trustee will
                               distribute  pro  rata  to  Certificateholders  of
                               record as of the  related  Record  Date  interest
                               accrued  during  the  related   Interest  Accrual
                               Period,  in an amount equal to one-twelfth of the
                               product   of  the   Pass-Through   Rate  and  the
                               Certificate  Balance  as of the  first day of the
                               immediately  preceding  Due Period  (after giving
                               effect to  distributions  of principal to be made
                               on  the  Distribution   Date  occurring  in  such
                               immediately    preceding    Due   Period).    The
                               "Certificate    Balance"   means   the   Original
                               Certificate    Balance   reduced   by   (i)   all
                               distributions  allocable  to  principal  actually
                               made to  Certificateholders,  including Guarantee
                               Payments   allocable  to   principal,   (ii)  the
                               aggregate  amount  of all  Principal  Liquidation
                               Loss Amounts  distributable to Certificateholders
                               to the  extent  such  amounts  have  not  been so
                               previously  distributed and (iii) on or after the
                               Distribution Date on which the Class A Notes have
                               been paid in full (the  "Cross-Over  Date"),  the
                               aggregate  amount of all  Principal  Distribution
                               Amounts  distributable to  Certificateholders  to
                               the  extent  such   amounts   have  not  been  so
                               previously distributed. Distributions of interest
                               on the Certificates  will be funded to the extent
                               of the  Available  Amount  after the Servicer has
                               been  reimbursed  for  any  outstanding   Monthly
                               Advances and has been paid the  Servicer  Payment
                               and  interest  and  principal  has  been  paid in
                               respect  of the Notes on such  Distribution  Date
                               or,  to  the  extent  such  Available  Amount  is
                               insufficient,  will be  funded  through a payment
                               under  the  Limited  Guarantee,  subject  to  the
                               Guarantee   Payment   Limit.   Interest  will  be
                               calculated   on  the  basis  of  a  360-day  year
                               consisting of twelve 30-day months. The rights of
                               Certificateholders  to receive  distributions  of
                               interest  will be  subordinated  to the rights of
                               Noteholders to receive  interest  and  principal,
                               as   described   herein.   See  "The Certificates
                               --Distributions of Interest".

  C. Principal............     On  each   Distribution  Date  on  or  after  the
                               Cross-Over  Date,  principal of the  Certificates
                               will be  payable,  subject  to the  extent of the
                               remaining  Available  Amount  and  the  Guarantee
                               Payment   Limit,   in  an  amount  equal  to  the
                               Principal  Distribution  Amount  with  respect to
                               such Distribution  Date. Such principal  payments
                               will be  funded to the  extent  of the  Available
                               Amount  remaining  after  the  Servicer  has been
                               reimbursed for any outstanding  Monthly  Advances
                               and has been paid the Servicer  Payment,  and the
                               interest  due on the  Certificates  has been paid
                               or,  to  the  extent  such  Available  Amount  is
                               insufficient,  will be  funded  through a payment
                               under  the  Limited  Guarantee,  subject  to  the
                               Guarantee    Payment   Limit.   The   rights   of
                               Certificateholders  to receive  distributions  of
                               principal will be  subordinated  to the rights of
                               Noteholders to receive  distributions of interest
                               and   principal  and  following  the  payment  of
                               distributions of interest in respect of the Certificates and to the extent described herein.

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                                       9
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                               On each Distribution Date prior to the Cross-Over
                               Date, the Certificateholders  will be entitled to
                               receive,   subject  to  the  remaining  Available
                               Amount  and  the  Guarantee  Payment  Limit,  the
                               Principal   Liquidation   Loss  Amount  for  such
                               Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment, the principal and interest due on the Notes has been paid and the interest on the Certificates has been paid or, to the extent that such remaining Available Amount is insufficient, will be funded through a payment under the Limited Guarantee, subject to the
                               Guarantee    Payment   Limit.    The   "Principal
                               Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the
                               sum  of  the  aggregate   outstanding   principal
                               balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution Date) exceeds the sum of the aggregate principal balance of the Contracts (the "Pool Balance") plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day
                               of  the  related  Due   Period.   The   Principal
                               Liquidation   Loss   Amount   represents   future
                               principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders.




 D. Redemption............     In the event of an  Optional  Purchase or Auction
                               Sale,  the  Certificates  will be  redeemed  at a
                               redemption price equal to the Certificate Balance
                               plus accrued and unpaid  interest  thereon at the
                               Pass-Through    Rate.   See    "Summary--Optional
                               Purchase  of the  Contracts",  "--Auction  Sale",
                               "The  Certificates--Redemption" and "The Purchase
                               Agreements  and The  Trust  Documents--Insolvency
                               Event".


Mandatory Prepayment......     The  Notes   will  be  prepaid  in  part  on  the
                               Distribution Date immediately succeeding the day on which the Funding Period ends (or on the Distribution Date on which the Funding Period ends if the Funding Period ends on a Distribution
                               Date) in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the acquisition by the Seller and the sale to the Trust of all Subsequent Contracts, including any such acquisition and conveyance on the date on which the Funding Period ends (a "Mandatory
                               Prepayment"). The amount to be distributed to Noteholders in connection with any Mandatory
                               Prepayment  will equal the  remaining  Pre-Funded
                               Amount.

Subordination of
the Certificates..........     The rights of the  Certificateholders  to receive
                               distributions  with respect to the Contracts will
                               be  subordinated  to the  rights  of the  Class A
                               Noteholders, to the extent described herein. This
                               subordination   is   intended   to  enhance   the
                               likelihood   of   timely   receipt   by  Class  A
                               Noteholders  of the full amount of  interest  and
                               principal  required  to be paid to  them,  and to
                               afford   such   Class   A   Noteholders   limited
                               protection against losses in respect of the Contracts.

                               No distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest or principal until the full amount of interest and principal on the Class A Notes payable on such Distribution Date

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                                       10

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                               has been  distributed  to the Class A Noteholders
                               and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.

                               The protection afforded to the Class A Noteholders by the subordination feature described above will be effected by the preferential right of the Class A Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts prior to the application of such collections to making payments in respect of the Certificates. There is no other protection against losses on the Contracts afforded the Class A Notes.


Guarantee Payments
to Certificateholders
under the Limited
Guarantee of CIT..........     In  order  to   mitigate   the   effect   of  the
                               subordination of the Certificates and liquidation
                               losses and  delinquencies  on the Contracts,  the
                               Certificateholders  are  entitled  to  receive on
                               each  Distribution  Date the amount  equal to the
                               Guarantee  Payment,  if any,  under  the  Limited
                               Guarantee of CIT subject to the Guarantee Payment
                               Limit.   Prior  to  the   Cross-Over   Date,  the
                               "Guarantee  Payment" will equal the lesser of (i)
                               the  amount,  if any, by which (a) the sum of (x)
                               the   amount   of   interest   payable   to   the
                               Certificateholders  for such  Distribution  Date,
                               and (y) the Principal Liquidation Loss Amount, if
                               any,  exceeds (b) the Available  Amount remaining
                               for distribution to the Certificateholders  after
                               the   Servicer  has  been   reimbursed   for  any
                               outstanding  Monthly  Advances  and has been paid
                               the  Servicer   Payment  and   distributions   of
                               interest  and  principal  have  been  paid to the
                               Noteholders  on such  Distribution  Date and (ii)
                               the  Guarantee  Payment  Limit.  On and after the
                               Cross-Over  Date,  the  "Guarantee  Payment" will
                               equal the lesser of (i) the  amount,  if any,  by
                               which (a) the sum of the amount of  interest  and
                               principal payable to the  Certificateholders on a
                               Distribution   Date  exceeds  (b)  the  Available
                               Amount  remaining  after  the  Servicer  has been
                               reimbursed for any outstanding  Monthly  Advances
                               and  has  been  paid  the  Servicer  Payment  and
                               distributions of interest and principal,  if any,
                               have  been  paid  to  the   Noteholders  on  such
                               Distribution  Date and (ii) the Guarantee Payment
                               Limit.

                               The aggregate amount of Guarantee Payments made under the Limited Guarantee (including Guarantee Payments in respect of the Principal Liquidation Loss Amount) will not, except under certain limited circumstances specified in the Sale and Servicing Agreement, exceed $5,000,000 (the "Initial Guarantee Payment Limit"). The "Guarantee Payment Limit" will at any time generally equal the Initial Guarantee Payment Limit reduced by the amount of each Guarantee Payment made under the Limited Guarantee. Once the Guarantee Payment Limit has been reduced, it will not be reinstated or increased except if certain loss and delinquency tests established by the Rating Agencies are not satisfied and certain other conditions set forth in the Sale and Servicing Agreement are met. At any time that the Guarantee Payment Limit has been reduced to zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss.


                               The  Limited   Guarantee  will  be  an  unsecured
                               general obligation of CIT and will not be supported by any letter of credit or other credit

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                                       11

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                               enhancement  arrangement.   As  compensation  for
                               providing  the  Limited  Guarantee,  CIT  will be
                               entitled   to  receive  a   Guarantee   Fee  (the
                               "Guarantee Fee") on each Distribution Date equal to 1/12 of the product of 0.25% and the aggregate outstanding principal balance of the Contracts as of the end of the second Due Period preceding such Distribution Date (or, in the case of the first Distribution Date, the Initial Cut-off
                               Date). The right of CIT to receive payment of the Guarantee Fee on a Distribution Date will be subordinated to the rights of the Noteholders and
                               Certificateholders   to   receive   payments   of
                               interest and principal on such Distribution Date to the extent described herein.


Alternate Credit
Enhancement...............     In  the  event  that,  at the  Company's  option,
                               Alternate Credit  Enhancement (as defined herein)
                               is provided and, upon prior written notice to the
                               Rating  Agencies (as defined  herein) such Rating
                               Agencies  shall have  notified the  Company,  the
                               Servicer   and  the   Trust   in   writing   that
                               substitution of such Alternate Credit Enhancement
                               for the Limited  Guarantee will not result in the
                               downgrade  or  withdrawal  of  the  then  current
                               rating of the Notes or Certificates,  the Limited
                               Guarantee shall be released and shall  terminate.
                               The Alternate  Credit  Enhancement may consist of
                               cash or securities  deposited by CIT or any other
                               Person  in  a  segregated  escrow  or  collateral
                               account (an "Alternate Credit  Enhancement").  On
                               each  Distribution  Date  after  delivery  of the
                               Alternate Credit Enhancement, an amount, equal to
                               the amount  which would have been  payable  under
                               the Limited Guarantee,  shall be transferred from
                               such escrow account or collateral  account to the
                               Certificate Distribution Account to make payments
                               to the  Certificateholders.  CIT  shall  have  no
                               obligation  to replenish  the funds on deposit in
                               any such  escrow  account or  collateral  account
                               once   they  have   been   exhausted.   See  "The
                               Notes--The  Indenture--Modification  of Indenture
                               Without  Noteholder  Consent"  and "The  Purchase
                               Agreements and The Trust Documents--Amendment".



Monthly Advances..........     With  respect to each  Contract as to which there
                               has been an Interest Shortfall during the related
                               Due  Period  (other  than an  Interest  Shortfall
                               arising from a Contract which has been prepaid in
                               full or which has been  subject  to a Relief  Act
                               Reduction (as defined  herein) during the related
                               Due Period),  the Servicer shall advance funds in
                               the amount of such Interest  Shortfall  (each,  a
                               "Monthly  Advance")  but only to the extent  that
                               the  Servicer,   in  its  good  faith  judgement,
                               expects  to recover  such  Monthly  Advance  from
                               subsequent  collections  with respect to interest
                               on  such  Contract  made by or on  behalf  of the
                               Obligor    thereunder   (the   "Obligor"),    net
                               liquidation  proceeds or insurance  proceeds with
                               respect to such  Contract.  The Servicer shall be
                               reimbursed   for   any   Monthly   Advance   from
                               subsequent   collections  with  respect  to  such
                               Contract.  If the Servicer determines in its good
                               faith  judgement  that  an  unreimbursed  Monthly
                               Advance shall not ultimately be recoverable  from
                               such   collections,   the   Servicer   shall   be
                               reimbursed   for  such   Monthly   Advance   from
                               collections on all  Contracts.  The Servicer will
                               not  advance  funds in respect  of the  principal
                               component  of any  scheduled  payment.  See  "The
                               Purchase     Agreements     and     The     Trust
                               Documents--Monthly Advances".

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                                       12

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                               "Interest  Shortfall"  means with  respect to any
                               Contract and any Distribution Date, the excess of
                               (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) calculated on the basis of a 360-day year comprised of twelve 30-day months and (ii) the product of (A) the Servicing Fee Rate, (B) the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) and (C) a fraction, the numerator of which is the number of days in the related Due Period and the denominator of which is 365, over (y) the amount of interest, if any, collected on such Contract in the related Due Period.

Non-Reimbursable
Payments..................     With  respect to each  Contract as to which there
                               has been an Interest Shortfall in the related Due
                               Period  arising from either a prepayment  in full
                               of such  Contract  or a Relief Act  Reduction  in
                               respect of such Contract  during such Due Period,
                               the Sale and Servicing Agreement will require the
                               Servicer to deposit into the  Collection  Account
                               on the Business  Day  immediately  preceding  the
                               following Distribution Date, without the right of
                               subsequent reimbursement, an amount equal to such
                               Interest    Shortfall    (a     "Non-Reimbursable
                               Payment").

Servicing Fees............     The  Servicer  shall  receive a monthly  fee (the
                               "Servicing  Fee"),  payable on each  Distribution
                               Date,  equal  to the  sum of (i) the  product  of
                               1.00% per annum  (the  "Servicing  Fee Rate") and
                               the Pool Balance as of the last day of the second
                               preceding  Due  Period  (or,  in the  case of the
                               first   Distribution  Date,  as  of  the  Initial
                               Cut-off  Date),  based on the  number  of days in
                               such Due Period  and a 365-day  year and (ii) any
                               investment  earnings on amounts on deposit in the
                               Collection  Account.  In  addition,  the Servicer
                               will be  entitled to collect and retain any late,
                               prepayment,  extension and administrative fees or
                               similar   charges   ("Late  Fees")  paid  by  the
                               Obligors.  See "The Purchase  Agreements  and The
                               Trust     Documents--Servicing     Compensation."

Optional Purchase of
the Contracts ............     At  its  option,   CITSF  may  purchase  all  the
                               Contracts on any  Distribution  Date on which the
                               Pool  Balance is 10% or less of the Initial  Pool
                               Balance,   at  a  purchase  price  determined  as
                               described under "The Purchase  Agreements and The
                               Trust  Documents--Termination." The "Initial Pool
                               Balance"  equals the sum of (i) the Pool  Balance
                               as of the  Initial  Cut-off  Date  and  (ii)  the
                               aggregate  principal  balance  of all  Subsequent
                               Contracts   added  to  the   Trust  as  of  their
                               respective Subsequent Cut-off Dates.

Auction Sale..............     Within ten days following a Distribution  Date as
                               of which  the Pool  Balance  is 5% or less of the
                               Initial Pool Balance,  the Indenture Trustee (or,
                               if the  Notes  have  been  paid in  full  and the
                               Indenture has been  discharged in accordance with
                               its terms,  the Owner Trustee) shall solicit bids
                               for the  purchase of the  Contracts  remaining in
                               the Trust.  In the event that  satisfactory  bids
                               are  received  as  described  in  "The   Purchase
                               Agreements and The Trust Documents--Termination," the net sale proceeds will be distributed to Securityholders, in the same order of priority as collections received in respect of the Contracts,


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                                       13

- --------------------------------------------------------------------------------


                               on the second Distribution Date succeeding such Record Date. If satisfactory bids are not received, such Trustee shall decline to sell the Contracts and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts. See "The Purchase Agreements and The Trust Documents--Termination".

Ratings...................     It  is  a  condition   to  the  issuance  of  the
                               Securities that the Class A Notes be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Ratings Group
                               ("Standard & Poor's" and together with Moody's, the "Rating Agencies") and the Certificates be rated "A2" by Moody's and "A" by Standard &
                               Poor's. The ratings of the Class A Notes will be based primarily on the value of the Initial
                               Contracts, the Pre-Funding Account and the terms of the Securities, including the subordination provided by the Certificates. The ratings of the Certificates will be based primarily on the Limited Guarantee provided by CIT. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee as described above under "Auction Sale" or "Optional Purchase by
                               CITSF". See "Ratings".


                               There can be no assurance that any rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgement, circumstances so warrant. In the event that the rating initially assigned to the Securities is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to such Securities. There can be no assurance whether any other rating agency will rate the Class A Notes or the Certificates, or if one does, what rating would be assigned by any such other rating agency. A security rating is not a recommendation to buy, sell or hold securities.

Certain Federal Income
Tax Considerations........     For Federal  income tax  purposes:  (1) the Notes
                               will   constitute   indebtedness;   and  (2)  the
                               Certificates will constitute interests in a trust
                               fund that will not be treated  as an  association
                               taxable as a  corporation.  Each  Noteholder,  by
                               acceptance  of a Note,  will  agree to treat  the
                               Notes     as      indebtedness,      and     each
                               Certificateholder,   by  the   acceptance   of  a
                               Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for Federal income tax purposes. See
                               "Certain Federal Income Tax Consequences".

ERISA Considerations......     Subject to certain considerations discussed under
                               "ERISA Considerations"  herein, the Notes will be
                               eligible for purchase by employee  benefit  plans
                               that  are  subject  to  the  Employee  Retirement
                               Income   Security   Act  of  1974,   as   amended
                               ("ERISA").

                               Employee benefit plans subject to ERISA will not be eligible to purchase the Certificates.

                               Any benefit plan fiduciary considering the purchase of the Securities should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations".

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                                       14

                             SPECIAL CONSIDERATIONS

      Prospective   Securityholders  should  consider  the  following  risks  in connection with the purchase of the Securities:


     1. Limited Obligations. The Securities will not represent an interest in or an obligation of The CIT Group Holdings, Inc. ("CIT"), The CIT Group
Securitization Corporation II (the "Company"), the Affiliated Purchaser (as hereinafter defined) or any Servicer (including The CIT Group/Sales Financing, Inc. ("CITSF")). Except to the extent of the Limited Guarantee provided by CIT in favor of the Certificateholders, the Securities will not be insured or guaranteed by any government agency or instrumentality, CIT or any of its affiliates, including the Company, the Affiliated Purchaser and CITSF, the Underwriter or any of its affiliates, or any other Servicer or any of its affiliates.

     2. Risk of Loss. An investment in the Securities may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of installment sale contracts secured by recreational vehicles. Because the market value of recreational vehicles generally declines with age and because of the failure of the Trustees to possess a first perfected security interest in the Financed Vehicles in certain states, the Servicer may not recover the entire amount owing under a Defaulted Contract. See "Certain Legal Aspects of the Contracts." In such a case, the Securityholders may suffer a corresponding loss. The market value of the Financed Vehicles could be or become lower than the outstanding principal balances of the Contracts that they secure. Sufficiently high liquidation losses on the Contracts will have the effect of reducing, and could eliminate the protection against loss afforded to the Noteholders by the subordination of the Certificateholders. If the Certificate Balance is reduced to zero, holders of the Notes will bear the risk of loss resulting from default by Obligors and will have to look primarily to the value of the related Financed Vehicles for recovery of the outstanding principal and unpaid interest on the Defaulted Contracts. If CIT fails to make payments as required under the Limited Guarantee or at any time that the Guarantee Payment Limit has been reduced to zero, the Certificateholders will bear the risk of loss resulting from default by Obligors.


     3. Security Interests and Certain Other Aspects of the Contracts. Each Contract will be secured by a security interest in a Financed Vehicle. Perfection of security interests in the Financed Vehicles and enforcement of rights to realize upon the value of the Financed Vehicles as collateral for the Contracts are subject to a number of state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes. The steps necessary to perfect the security interest in a Financed Vehicle vary from state to state. All Contracts in the Contract Pool were purchased by CITSF from Dealers and name the Dealer as obligee and as secured party. All Contracts in the Contract Pool were assigned by the related Dealer to CITSF. In each case, CITSF is named as the secured party on the certificate of title for the related Financed Vehicle. Because of the expense and administrative inconvenience involved, CITSF will not amend any certificate of title to name the Company or either Trustee as the lienholder and the Company will not deliver any certificate of title to either Trustee or note thereon either Trustee's interest. Consequently, in some states, in the absence of such an amendment to the certificate of title to reflect the successive assignments to the Company, the Owner Trustee and the Indenture Trustee, the security interest in the Financed Vehicle may not be effective, or such security interest may not be perfected, and the assignment of the security interest in the Financed Vehicle to the Owner Trustee and the Indenture Trustee may not be effective against other creditors or a trustee in bankruptcy.

     In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sale contracts, such as the Contracts, and the failure by the seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right to set-off against claims by such assignees. These laws would apply to the Trust as assignee of the Contracts. From time to time, CITSF has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Sale and Servicing Agreement, CITSF will represent and warrant that each Contract complies with all requirements of law and will provide certain warranties relating to the validity, perfection and priority of the security interest in each Financed Vehicle securing a Contract. A breach by CITSF of any such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to repurchase such Contract unless such breach is cured within 90 days. If CITSF does not honor its purchase obligation in respect of a Contract and such Contract were to become defaulted, recovery of amounts due on such Contract would be dependent on repossession and resale of the Financed Vehicle securing such Contract. Certain other factors may limit the ability of the Securityholders to realize upon the Financed Vehicles or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Contracts."

     Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. Neither the Trust nor the Company has obtained any license required under any federal or state consumer or mortgage banking laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle
Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle. See "Certain Legal Aspects of the Contracts".

     4. Certain Matters Relating to Insolvency. CITSF and the Company intend that each transfer of Contracts from The CIT Group/Consumer Finance, Inc. (NY) ("CITCF-NY") to CITSF and from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF or by CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders. See "Certain Legal Aspects of the Contracts--Certain Matters Relating to Insolvency."


     The CIT GP Corporation, an Illinois corporation and a wholly owned subsidiary of CIT (the "Affiliated Purchaser"), will purchase at least 1% of the principal balance of the Certificates. The Affiliated Purchaser will have the same rights with regard to the Trust as all other Certificateholders based on its percentage ownership of the Certificate Balance. The Trust Agreement will provide that if an Insolvency Event (as defined herein) with respect to the Affiliated Purchaser occurs, subject to certain conditions, the Trust will dissolve. Certain steps have been taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Purchaser will occur. These steps include the formation of the Affiliated Purchaser as a separate, limited-purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities or liabilities of the Affiliated Purchaser would not result in an Insolvency Event.

     If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the

Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments under the Limited Guarantee. See "The Purchase Agreements and The Trust Documents--Insolvency Event".


     5.  Limited  Liquidity.  CS First  Boston  Corporation  and Merrill  Lynch,
Pierce, Fenner & Smith Incorporated (the "Underwriters") intend to make a secondary market in the Securities, but have no obligation to do so. There can be no assurance that a secondary market will develop for the Securities or, if it does develop, that it will provide the Holders of the Securities with liquidity of investment or that it will remain for the term of the Securities.


     6. The Subsequent Contracts and the Pre-Funding Account. The conveyance of Subsequent Contracts by CITSF during the Funding Period is subject to the conditions described herein under "The Contract Pool". If CITSF is unable to originate Contracts satisfying such criteria during the Funding Period, CITSF will have insufficient Contracts to sell to the Trust on Subsequent Transfer Dates, thereby resulting in prepayments of principal to Noteholders as described below.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust by the end of the Funding Period, Noteholders will receive a prepayment of principal in an amount equal to the Funded Amount remaining in the Pre-Funding Account at such time, which prepayment will be made on the first Distribution Date following the end of the Funding Period or, if the Funding Period ends on a Distribution Date, on such date. It is anticipated that the principal amount of Subsequent Contracts purchased by the Trust will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders at the end of the Funding Period.

     Each Subsequent Contract must satisfy the eligibility criteria specified herein and in the Sale and Servicing Agreement at the time of its addition. Following the transfer of Subsequent Contracts to the Contract Pool the aggregate characteristics of the Contracts then held in the Contract Pool may vary from those of the Initial Contracts included therein.

     The ability of the Trust to invest in Subsequent Contracts is largely dependent upon whether CITSF is able to originate recreational vehicle contracts that meet the requirements for transfer on a Subsequent Transfer Date under a Subsequent Purchase Agreement transferring Subsequent Contracts from CITSF to the Company and under the Sale and Servicing Agreement. The ability of CITSF to originate such contracts may be affected by a variety of social and economic factors. Moreover, such factors may affect the ability of the Obligors thereunder to perform their obligations thereunder which may cause contracts originated by CITSF or its affiliates to fail to meet the requirements for transfer under the Subsequent Purchase Agreement or the Sale and Servicing Agreement. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, CITSF is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the performance by such Obligors and the availability of Subsequent Contracts.



     7. Limited Assets. Although the Trust will covenant to sell the Contracts if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of the Contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the Notes. Therefore, upon an Event of Default with respect to the Notes there can be no assurance that sufficient funds will be available to repay Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on the Notes may not result in the occurrence of an Event of Default until the Class A Final Scheduled Distribution Date.

     8. Limited Guarantee. The aggregate amount of Guarantee Payments made under the Limited Guarantee in respect of the Certificates will not, except under certain limited circumstances specified in the Sale and Servicing Agreement, exceed an amount initially equal to $5,000,000 (the "Initial Guarantee Payment Limit"). The "Guarantee Payment Limit" will at any time generally equal the Initial Guarantee Payment Limit reduced by the amount of each Guarantee Payment made under the Limited Guarantee. Once the Guarantee Payment Limit has been reduced, it will not be reinstated or increased except if certain loss and delinquency tests established by the Rating Agencies are not satisfied and certain other conditions set forth in the Sale and Servicing Agreement are met. At any time that the Guarantee Payment Limit has been reduced to zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss. The Limited Guarantee will terminate if an Alternate Credit Enhancement is delivered to the Owner Trustee and conditions described herein and in the Sale and Servicing Agreement have been satisfied.

     9. Geographic Concentration of Recreational Vehicles. A significant concentration of the Initial Contracts were originated in the states of California, Florida, Arizona and Texas. Based on the Initial Cut-off Date Pool Principal Balance, 17.13%, 12.77%, 11.87% and 11.21% of the Initial Contracts were originated in California, Florida, Arizona and Texas, respectively. Because of the relative lack of geographic diversity, losses on the related Contracts may be higher than would be the case if there were more diversification. The economies of such states may be adversely affected to a greater degree than that of other areas of the country by certain regional economic conditions. An economic downturn in California, Florida, Arizona and Texas may have an adverse effect on the ability of Obligors in such states to meet their payment obligations under the Contracts.



                          STRUCTURE OF THE TRANSACTION


     The Issuer, CIT RV Owner Trust 1995-A (the "Issuer" or the "Trust"), is a business trust formed under the laws of the State of Delaware pursuant to a Trust Agreement (as amended and supplemented from time to time, the "Trust Agreement") to be dated as of June 1, 1995 between the Seller and The First National Bank of Chicago, acting thereunder not in its individual capacity but solely as trustee of the Trust (the "Owner Trustee"). After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The Trust will initially be capitalized with equity equal to $12,000,000 (the "Original Certificate Balance"). Certificates with an aggregate original principal balance of at least $120,000 will be sold to the Affiliated Purchaser and Certificates representing the remainder of the Original Certificate Balance will be sold to third party investors that are expected to be unaffiliated with the Affiliated Purchaser, the Seller, the Servicer or their affiliates. The equity in the Trust, together with the proceeds of the initial sale of the Notes, will be used by the Trust to purchase the Initial Contracts from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposit of the Pre-Funded Amount.

     The Trust's  principal  offices are in  Chicago,  Illinois,  in care of The
First National Bank of Chicago, as Owner Trustee, at the address listed in "--The Owner Trustee" below.


Capitalization of the Trust

     The following table illustrates the capitalization of the Trust as of the Initial Cut-off Date, as if the issuance and sale of the Notes and the Certificates offered hereby had taken place on such date:



     Class A ___% Asset Backed Notes...................       $188,000,000
     ___% Asset Backed Certificates....................       $ 12,000,000
                                                              ------------
         Total.........................................       $200,000,000
                                                              ============


The Owner Trustee


     The First National Bank of Chicago is the Owner Trustee under the Trust Agreement. The First National Bank of Chicago is a national banking association and a wholly-owned subsidiary of First Chicago Corporation. The principal offices of The First National Bank of Chicago are located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. The Owner Trustee will perform limited administrative functions under the Trust Agreement, including making distributions from the Certificate Distribution Account. The Owner Trustee's liability in connection with the issuance and sale of the Certificates and the Notes is limited solely to the express obligations of the Owner Trustee as set forth in the Trust Agreement and the Sale and Servicing Agreement. An individual who is a Delaware resident is expected to act as a co-trustee pursuant to a co-trustee agreement with the Owner Trustee.



                               THE TRUST PROPERTY


     The Notes are an obligation of the Trust and will be secured by the assets of the Trust (other than the Certificate Distribution Account). Each Certificate represents a fractional undivided interest in the Trust. The Trust property will include, among other things, (i) a pool (the "Contract Pool") of simple interest installment sale contracts between Dealers in new and used recreational vehicles and Obligors, consisting of the Initial Contracts and the Subsequent Contracts;
(ii) all monies received under the Initial Contracts on or after the Initial Cut-off Date and the Subsequent Contracts on or after the related Subsequent Cut-off Date; (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement (including all investments in such accounts and all income from the funds therein and all proceeds thereof) as described herein; (iv) all monies on deposit in the Pre-Funding Account and the Capitalized Interest Account (as defined herein) (including all investments in such accounts and all income from the funds therein and all proceeds thereof); (v) security interests in the Financed Vehicles and any accessions thereto; (vi) the right to proceeds from physical damage, credit life and disability insurance policies, if any, covering individual Financed Vehicles or Obligors, as the case may be; (vii) the rights of the Trust under the Sale and Servicing Agreement; and (viii) any and all proceeds of the foregoing.



                               THE CONTRACT POOL

General


     The Contract Pool will initially consist of 6,697 conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles (collectively, the "Initial Contracts") having an aggregate unpaid principal balance as of the Initial Cut-off Date of $155,987,746 (the "Initial Cut-off Date Pool Principal Balance"). For the purposes of the discussion of the characteristics of the Initial Contracts on the Initial Cut-off Date contained herein, the principal balance of each Initial Contract is the unpaid principal balance as of the Initial Cut-off Date.

     In addition to the Initial Contracts sold by the Company to the Trust on the Closing Date the Trust is expected to purchase from the Company additional conventional fixed-rate simple interest installment sale contracts secured by recreational vehicles from time to time on or before the September 15, 1995 Distribution Date (collectively, the "Subsequent Contracts" and, together with the Initial Contracts, the "Contracts"). The Subsequent Contracts to be purchased by the Trust, if available, will be purchased by CITSF from CITCF-NY or Dealers and sold by CITSF to the Company and by the Company to the Trust. Accordingly, the statistical characteristics of the Contract Pool will vary as of any Subsequent Cut-off Date upon the acquisition of such Subsequent Contracts.

     CITSF will sell the Initial Contracts to the Company pursuant to a Purchase Agreement to be dated as of June 1, 1995 (the "Purchase Agreement") and the Company will sell the Initial Contracts to the Trust pursuant to the Sale and Servicing Agreement to be dated as of June 1, 1995 (the "Sale and Servicing Agreement"), among the Seller, the Servicer, and the Owner Trustee. CITSF will sell any Subsequent Contracts to the Company pursuant to a Subsequent Purchase Agreement and the Company will sell any Subsequent Contracts to the Trust pursuant to a Subsequent Transfer Agreement.

     The obligation of the Trust to purchase the Subsequent Contracts is subject to the following requirements: (i) such Subsequent Contracts must satisfy the representations and warranties specified in the Sale and Servicing Agreement;
(ii) such Subsequent Contracts will not be selected by either CIT or the Seller in a manner that it believes is adverse to the interests of the Securityholders;
(iii) the weighted average Contract Rate of the Contracts including the related Subsequent Contracts is not less than 10.80%; (iv) the weighted average remaining term of the Contracts (including the Subsequent Contracts) as of the related Subsequent Transfer Date is not greater than 157 months; (v) the Seller and the Trustees shall not have been advised by either Rating Agency that the conveyance of such Subsequent Contracts will result in a qualification, modification or withdrawal of its then current rating of either the Notes or the Certificates; (vi) the Owner Trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the
Subsequent Transfer Agreement relating to such conveyance of Subsequent Contracts; (vii) each Subsequent Contract will be originated in the United States of America; (viii) each Subsequent Contract will have a Contract Rate of at least 8.50%; (ix) each Subsequent Contract will provide for level monthly payments which provide interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than 180 months; (x) as of the related Subsequent Cut-off Date, the most recent scheduled payment of principal and interest on each Subsequent Contract will have been made by or on behalf of the related Obligor or will not have been delinquent more than 30 days; (xi) no Subsequent Financed Vehicle will have been repossessed without reinstatement as of the related Subsequent Cut-off Date; (xii) as of the related Subsequent Cut-off Date no Obligor on any Contract will be the subject of a bankruptcy proceeding;
(xiii) as of the related Subsequent Cut-off Date each Subsequent Contract will have a remaining principal balance of not less than $1,000 and not more than $300,000; (xiv) the payment date on the Subsequent Contract with the latest scheduled payment date is August 2010 and (xv) such other requirements as the Rating Agencies shall request. The Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles.

     Because the Subsequent Contracts will be originated after the Initial Contracts, following their conveyance to the Trust, the characteristics of the Contracts, including the Subsequent Contracts, may vary from those of the Initial Contracts.

     The Initial Contracts were purchased by CITSF or CITCF-NY from Dealers in the ordinary course of business. The Initial Contracts were selected from CITSF's portfolio of recreational vehicle installment sale contracts based on several criteria, including the following: (i) each Initial Contract was originated in the United States of America; (ii) each Initial Contract has a Contract Rate equal to or greater than 8.50%; (iii) each Initial Contract provides for level monthly payments which include interest at the related Contract Rate and, if paid in accordance with its schedule, fully amortizes the amount financed over an original term of no greater than 180 months; (iv) as of the Initial Cut-off Date the most recent scheduled payment of principal and interest on each Initial Contract was made by or on behalf of the related Obligor or was not delinquent more than 30 days; (v) no Initial Financed Vehicle has been repossessed without reinstatement as of the related Initial Cut-off Date; (vi) as of the Initial Cut-off Date no Obligor on any Initial Contract was the subject of a bankruptcy proceeding; and (vii) as of the Initial Cut-off Date each Initial Contract has a remaining principal balance of not less than $1,034 and not more than $296,648. The Initial Financed Vehicles consist of motor homes, travel trailers and other types of recreational vehicles.


     All of the Initial Contracts are, and all of the Subsequent Contracts will be, Simple Interest Contracts. A "Simple Interest Contract" is a Contract as to which interest accrues on a simple interest method (i.e., the interest portion of each monthly payment equals the interest on the outstanding principal balance of the related Contract for the number of days since the most recent payment made on such Contract and the balance, if any, of such monthly payment is applied to principal).


     The Initial Contracts were originated between December 1994 and May 1995. All Initial Contracts are installment sale contracts secured by recreational vehicles originated by a Dealer in the ordinary course of its business and purchased by CITSF in the ordinary course of its business.

     Approximately 66.27%, 30.68% and 3.05% of Cut-off Date Pool Principal Balance represented Contracts secured by motor homes, travel trailers and other types of recreational vehicles, respectively. Approximately 68.82% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, represented financing of recreational vehicles which were new and approximately 31.18% represented financing of recreational vehicles which were used at the time the related Initial Contract was originated. As of the Initial Cut-off Date, the average outstanding principal balance of the Initial Contracts secured by motor homes, travel trailers and other types of recreational vehicles was $36,656, $14,402 and $8,592, respectively.

     Based upon information presented by Obligors in their credit applications the Initial Contracts were originated in 45 states. Approximately 17.13% of the Initial Contracts, by Initial Cut-off Date Pool Principal Balance, were originated in the State of California, approximately 12.77% were originated in the State of Florida, approximately 11.87% were originated in the State of Arizona and approximately 11.21% were originated in the State of Texas. Each other state accounts for less than 7.00% of the Initial Contracts by Initial Cut-off Date Pool Principal Balance.

     All Initial Contracts have a Contract Rate of at least 8.50%. As of the Initial Cut-off Date, the Initial Contracts have remaining maturities of at least 7 months but not more than 180 months, original maturities of at least 12 months but not more than 180 months, and a weighted average remaining term to stated maturity of 150 months. The final scheduled payment dates on the Initial Contracts range from February 1996 to June 2010. The average remaining principal balance per contract, as of the Initial Cut-off Date, was $23,292 and the outstanding principal balances of the Initial Contracts, as of the Initial Cut-off Date, ranged from $1,034 to $296,648. The weighted average original term to maturity of the Initial Contracts was 152 months.



      Set forth below is a description of certain characteristics of the Initial Contracts.

     Geographical Distribution of Initial Contracts by State of Origination

                                                                                                 % of Contract
                                                      % of Contract                                 Pool by
                                   Number of         Pool by Number      Aggregate Principal   Principal Balance
                                    Initial            of Initial        Balance Outstanding      Outstanding
                                Contracts As of      Contracts As of            As of                As of
State                        Initial Cut-off Date Initial Cut-off Date  Initial Cut-off Date Initial Cut-off Date
- ----                           ----------------     -----------------    ------------------    -----------------
Alabama ...........................    100                 1.49%          $    2,330,244              1.49%
Arizona............................    709                10.59               18,510,849             11.87
Arkansas...........................      2                 0.03                   75,589              0.05
California.........................  1,239                18.50               26,726,741             17.13
Colorado...........................    240                 3.58                6,663,682              4.27
Connecticut........................    131                 1.96                1,885,176              1.21
Delaware...........................      3                 0.04                   91,781              0.06
Florida............................    667                 9.96               19,922,570             12.77
Georgia ...........................    114                 1.70                3,129,279              2.01
Idaho..............................     34                 0.52                  914,755              0.59
Illinois...........................     66                 0.99                2,097,360              1.34
Indiana............................     33                 0.49                  849,641              0.54
Iowa ..............................      5                 0.07                   83,687              0.05
Kansas.............................    152                 2.27                3,069,734              1.97
Louisiana..........................     86                 1.28                2,099,348              1.35
Maine..............................      6                 0.09                  140,926              0.09
Maryland...........................    101                 1.52                1,629,024              1.04
Massachusetts......................     84                 1.25                1,489,430              0.95
Michigan...........................      5                 0.07                  153,243              0.10
Minnesota..........................     10                 0.15                  188,272              0.12
Mississippi........................     74                 1.10                1,555,112              1.00
Missouri...........................    481                 7.18                8,542,256              5.48
Montana............................      6                 0.09                  144,424              0.09
Nebraska...........................      5                 0.07                   76,106              0.05
Nevada.............................    161                 2.40                3,800,700              2.44
New Hampshire......................     47                 0.70                  783,833              0.50
New Jersey.........................     23                 0.34                  439,808              0.28
New Mexico.........................    203                 3.04                4,380,350              2.81
New York...........................     46                 0.69                1,356,460              0.87
North Carolina ....................    124                 1.85                2,634,340              1.69
Ohio ..............................      1                 0.01                   20,156              0.01
Oklahoma ..........................    408                 6.09               10,368,052              6.65
Oregon ............................    142                 2.13                4,346,235              2.79
Pennsylvania ......................     50                 0.75                1,061,844              0.68
South Carolina.....................     70                 1.05                1,301,406              0.83
South Dakota.......................      6                 0.09                  152,101              0.10
Tennessee..........................     79                 1.18                1,562,007              1.00
Texas..............................    828                12.36               17,490,086             11.21
Utah...............................     25                 0.37                1,014,922              0.65
Vermont............................      1                 0.01                   34,566              0.02
Virginia...........................     16                 0.25                  279,301              0.18
Washington.........................    105                 1.57                2,443,853              1.57
West Virginia......................      4                 0.06                   57,310              0.04
Wisconsin..........................      2                 0.03                   17,458              0.01
Wyoming............................      3                 0.04                   73,729              0.05
                                    ------            ---------          ---------------         ---------
Total..............................  6,697               100.00%            $155,987,746            100.00%
                                    ======             =========          ===============        =========


                            Range of Contract Rates

                                                                                                  % of Contract Pool
                                                     % of Contract Pool      Aggregate Principal     By Principal
                                   Number of            by Number of        Balance Outstanding   Balance Outstanding
Range of Initial               Contracts As of     Initial Contracts as of         As of                 As of
By Contract Rates            Initial Cut-off Date   Initial Cut-off Date    Initial Cut-off Date  Initial Cut-off Date
- ----------------------         -----------------     ------------------      -------------------  -------------------
 8.50%- 8.99%................           19                   0.28%            $    1,081,490              0.69%
 9.00%- 9.99%................          722                  10.78                 28,543,515             18.30
10.00%-10.99%................        2,198                  32.83                 62,616,529             40.15
11.00%-11.99%................        1,943                  29.01                 37,536,681             24.06
12.00%-12.99%................        1,088                  16.25                 16,775,896             10.75
13.00%-13.99%................          469                   7.00                  6,398,400              4.10
14.00%-14.99%................          184                   2.75                  2,226,007              1.43
15.00%-18.00%................           74                   1.10                    809,228              0.52
                                    ------                -------            ---------------           -------
    Total....................        6,697                 100.00%              $155,987,746            100.00%
                                    ======                =======            ===============           =======




                     MATURITY AND PREPAYMENT CONSIDERATIONS


     All of the Contracts are prepayable at any time without any penalty. If prepayments are received on the Contracts, the actual weighted average life of the Contracts will be shorter than the scheduled weighted average life, which is based on the assumption that payments will be made as scheduled and that no prepayments will be made. For this purpose the term "prepayments" includes, among other items, voluntary prepayments by Obligors, regular installment payments made in advance of their scheduled due dates, liquidations due to default, proceeds from physical damage, credit life and credit disability insurance policies, if any, and purchases by CITSF or the Servicer of certain Contracts as described herein. Weighted average life means the average amount of time during which each dollar of principal on a Contract is outstanding. The rate of prepayments on the Contracts may be influenced by a variety of economic, social and other factors, including the fact that an Obligor may not sell or transfer a Financed Vehicle without the consent of CITSF. Any reinvestment risk resulting from the rate of prepayment of the Contracts and the distribution of such prepayments to Securityholders will be borne entirely by the Securityholders. In addition, early retirement of the Securities may be effected by either (i) the exercise of the option of CITSF to purchase all of the Contracts remaining in the Trust when the aggregate principal balance of the Contracts (the "Pool Balance") is 10% or less of the Initial Pool Balance (as hereinafter defined), (ii) the sale by the applicable Trustee of all of the Contracts remaining in the Trust when the Pool Balance is 5% or less of the Initial Pool Balance or (iii) upon the occurrence of an Insolvency Event with respect to the Affiliated Purchaser. See "The Purchase Agreements and The Trust Documents--Termination." Moreover, partial retirement of the Notes will occur to the extent there is remaining any Pre-Funded Amount on deposit in the Pre-Funding Account at the end of the Funding Period.


     The rate of principal payments (including prepayments) on pools of recreational vehicle installment sale contracts may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates were to fall significantly below the Contract Rates on the Contracts, the Contracts could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Contract Rates on the Contracts. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Contracts would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Contracts in stable or changing interest rate environments.

     CITSF is not aware of any publicly available industry statistics that set forth principal prepayment experience for recreational vehicle installment sale contracts similar to the Contracts over an extended period of time, and its experience with respect to recreational vehicle receivables included in its portfolio is insufficient to draw any specific conclusions with respect to the expected prepayment rates on the Contracts.

Certain Payment Data


     Certain statistical information relating to the payment behavior of recreational vehicle installment sale contracts originated by CITSF is set forth below. In evaluating the information contained in this table and its relationship to the expected prepayment behavior of the Contracts, prospective Securityholders should consider that the information set forth below reflects, with respect to contracts originated in a given year, all principal payments made in respect of such contracts in a given year, including regularly scheduled payments, liquidation or insurance proceeds applied to principal of such contracts, as well as principal prepayments made by or on behalf of the obligors on the contracts in advance of the date on which such principal payment was scheduled to be made. The information set forth below also reflects charge-offs of the contracts during a given year. In addition, the Company has not performed any statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of recreational vehicle installment sale contracts for purposes of determining expected payment behavior. Payment rates on the contracts are influenced by a number of economic, social and other factors. Certain of the contracts included in the table below were originated with underwriting criteria that may differ from the Contracts. Furthermore, no assurance can be given that the prepayment experience of the Contracts will exhibit payment behavior similar to the behavior summarized in the following table. In addition to the foregoing, prospective Securityholders should consider that the table set forth below is limited to the period covered therein and thus cannot reflect the effects, if any, of aging on the payment behavior of recreational vehicle contracts beyond such periods. As a result, investors should not draw any conclusions regarding the prepayment rate of the Contracts from the information presented in the table below. Each investor must make its own assumptions regarding the prepayment rate of the Contracts.

     The following table sets forth, with respect to all of the recreational vehicles contracts originated by CITSF (excluding contracts purchased in bulk) in each year since 1991, the aggregate initial principal balance of the contracts originated in such year, the approximate aggregate principal balance outstanding on the contracts originated in such year as of the last day of such year and the approximate aggregate principal balance outstanding on the contracts originated in such year as of the end of the subsequent year.


           Information Regarding Principal Reduction on Recreational

                     Vehicle Contracts Originated by CITSF
                             (Dollars in Thousands)


Year of Origination                           1991              1992              1993            1994 (3)
- ------------------                            -----             -----             ----             ----
Approximate Volume (1) ................     $332,700          $374,800          $405,900         $294,500
Approximate Aggregate
Principal Balance (2):
      December 31, 1991................     $282,600
      December 31, 1992................     $198,800          $322,700
      December 31, 1993................     $134,300          $233,700          $354,400
      December 31, 1994................     $ 84,100          $165,200          $274,000         $260,700
      March 31, 1995...................     $ 77,900          $154,700          $259,000         $247,000

- ---------------
(1) Volume represents aggregate initial principal balance of each contract originated in a particular year.

(2) Approximate aggregate principal balance as of any date represents the approximate aggregate principal balance outstanding at the end of the indicated year on each contract originated in a particular year.


(3) Includes Recreational Vehicle contracts sold by CITSF in January 1994 in connection with another securitization which CITSF is servicing.

Paid-Ahead Contracts

      If an Obligor, in addition to making his regularly scheduled payment, makes one or more additional scheduled payments in any Due Period (for example, because the Obligor intends to be on vacation the following month), the additional scheduled payments made in such Due Period will be treated as a principal prepayment and applied to reduce the principal balance of the related Contract in such Due Period and, unless otherwise requested by the Obligor, the Obligor will not be required to make any scheduled payment in respect of such Contract (a "Paid-Ahead Contract") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). During the Paid-Ahead Period, interest will continue to accrue on the principal balance of the Contract, as reduced by the application of the additional scheduled payments made in the Due Period in which such Contract became a Paid-Ahead Contract. The Obligor's Contract would not be considered delinquent during the Paid-Ahead Period. An Interest Shortfall with respect to such Contract will exist during each Due Period occurring during the Paid-Ahead Period and the Servicer may be required to make a Monthly Advance in respect of such Interest Shortfall, as described under "Description of the Certificates--Monthly Advances"; however, no Monthly Advances will be made in respect of principal in respect of a Paid-Ahead Contract.


      When the Obligor resumes his required payments following the Paid-Ahead Period, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the Obligor. Notwithstanding such insufficiency, the Obligor's Contract would be considered current. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Contract. Depending on the principal balance and Contract Rate of the related Contract, and on the number of payments that were paid-ahead, there may be extended periods of time during which Contracts that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Securityholders with respect to such Contracts.

     Paid-Ahead Contracts will affect the weighted average life of the Securities. The distribution of the paid-ahead amount on the Distribution Date following the Due Period in which such amount was received will shorten the weighted average life of the Securities. Howevermb deof panments that were paid-ahead, there may be extended periods of time during which Contracts that are current are not amortizing. During such periods, no distn addition, to the extent the Servicer makes Monthly Advances with respect to a Paid-Ahead Contract which subsequently goes into default, because liquidation proceeds with respect to such Contract will be applied first to reimburse the Servicer for such Monthly Advances, the loss with respect to such Contract may be larger than would have been the case had such Monthly Advances not been made.

      As of the Initial Cut-Off Date, approximately 5% of the number of Contracts in the Contract Pool were Paid-Ahead Contracts, with at least one scheduled monthly payment having been paid-ahead. CITSF's portfolio of recreational vehicle installment sale contracts has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Contracts which may become Paid-Ahead Contracts or the number or the principal amount of the scheduled payments which may be paid-ahead.

 Weighted Average Life of the Securities

      Prepayments on recreational vehicle contracts can be measured relative to a prepayment standard or model. The model used in this Prospectus, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of Contracts in a pool of Contracts. ABS further assumes that all the Contracts are the same size and amortize at the same rate and that each Contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of Contracts originally containing 10,000 Contracts, a 1.0% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Contracts including the Contracts.

      As the rate of payments of principal of the Notes and in respect of the Certificate Balance will depend on the rate of payment (including prepayments) of the principal balance of the Contracts, final payment of the Notes could occur significantly earlier than the Class A Final Scheduled Distribution Date. The final distribution in respect of the Certificates also could occur prior to the Certificate Final Scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes and the Certificates will be borne exclusively by the Noteholders and the Certificateholders, respectively.

      The table captioned "Percent of Initial Note Principal Balance or Initial Certificate Balance at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the Contracts. The ABS Table assumes that (i) the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on the Contracts is made on the last day of each month and each month has 30 days, (iii) payments on the Notes and distributions on the Certificates are made on each Distribution Date (and each such date, assumed to be the 15th day of each applicable month), (iv) the Closing Date occcurs on June 20, 1995, (v) CITSF exercises its option to purchase the Contracts as specified under "The Purchase Agreements and The Trust Documents--Termination" and (vi) all of the Subsequent Contracts are purchased by Trust prior to the first Distribution Date. The ABS Table indicates the projected weighted average life of the Notes and the Certificates and sets forth the percent of the initial principal amount of the Notes and the percent of the original Certificate Balance that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

      The ABS Table also assumes that the Contracts have been aggregated into two hypothetical pools with all of the Contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, weighted average APR, weighted average original term to maturity and weighted average remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.


                                                           Weighted Average  Weighted Average
                                                             Original Term    Remaining Term    Weighted Average
                            Aggregate           Weighted      to Maturity       to Maturity         Seasoning
                        Principal Balance      Average APR     (Months)          (Months)           (Months)
                         ---------------      ------------  ---------------   ---------------   ----------------
Pool 1 .............      $155,987,745.78        11.02%           152               150                 2
Pool 2 .............     $  44,012,254.22        10.75%           152               152                 0

      The actual characteristics and performance of the Contracts will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant level of ABS until maturity or that all of the Contracts will prepay at the same level of ABS. Moreover, the diverse terms of Contracts within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between such assumptions and actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and weighted average lives of the Notes and the Certificates.

      Percent of Initial Note Principal Balance at Various ABS Percentages


Distribution Date                                 0.0%          0.5%         1.0%         1.2%         1.4%
- ---------------                                   -----         ----         ----         ----         ----
Initial Percent ...........................        100%         100%         100%         100%          100%
June 15, 1996 .............................         96           90           84           81            79
June 15, 1997 .............................         91           80           68           63            58
June 15, 1998 .............................         86           69           52           46            39
June 15, 1999 .............................         80           59           38           30            21
June 15, 2000 .............................         74           50           25           15             5
June 15, 2001 .............................         67           40           13            0             0
June 15, 2002 .............................         58           31            0            0             0
June 15, 2003 .............................         50           23            0            0             0
June 15, 2004 .............................         39           15            0            0             0
June 15, 2005 .............................         28            7            0            0             0
June 15, 2006 .............................         16            0            0            0             0
June 15, 2007 .............................          0            0            0            0             0
Weighted Average Life (years) .............        7.4          5.2          3.3          2.9           2.5

- -------------
(1) The weighted average life of a Class A Note is determined by (i) multiply-ing the amount of each principal payment on a Note by the number of years from the date of the issuance of the Note to the related Distribution Date,
     (ii) adding the results and (iii) dividing the sum by the related initial principal amount of the Note.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Contracts which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       Percent of Initial Certificate Balance at Various ABS Percentages

Distribution Date                                 0.0%          0.5%         1.0%         1.2%         1.4%
- -----------------                                 ----          ----         ----         ----         ----
Initial Percent .............................      100%         100%         100%         100%          100%
June 15, 1996 ...............................      100          100          100          100           100
June 15, 1997 ...............................      100          100          100          100           100
June 15, 1998 ...............................      100          100          100          100           100
June 15, 1999 ...............................      100          100          100          100           100
June 15, 2000 ...............................      100          100          100          100           100
June 15, 2001 ...............................      100          100          100            0             0
June 15, 2002 ...............................      100          100            0            0             0
June 15, 2003 ...............................      100          100            0            0             0
June 15, 2004 ...............................      100          100            0            0             0
June 15, 2005 ...............................      100          100            0            0             0
June 15, 2006 ...............................      100            0            0            0             0
June 15, 2007 ...............................        0            0            0            0             0
Weighted Average Life (years) ...............     11.9         10.5          6.9          5.9           5.1

- --------------
(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each principal payment on a Certificate by the number of years from the date of the issuance of the Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the related initial principal balance of the Certificate.

The ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Contracts which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.


                              YIELD CONSIDERATIONS


      Thirty days of interest on the Contracts will be paid to the Noteholders on each Distribution Date to the extent of the remaining Available Amount, in an amount equal to one twelfth of the product of the Class A Rate and the outstanding principal balance of the Notes as of the first day of the preceding Interest Accrual Period (after giving effect to any distributions of principal made on such preceding Interest Accrual Period) or, in the case of the first Distribution Date, the original principal balance of the Notes. See "The Notes-Distributions of Principal". Thirty days of interest on the Contracts will be passed through to Certificateholders on each Distribution Date to the extent of the remaining Available Amount and any Guarantee Payments, in an amount equal to one-twelfth of the product of the Pass-Through Rate and the Certificate Balance or, in the case of the first Distribution Date, the Original Certificate Principal Balance. The "Certificate Balance" means the Original Certificate Balance reduced by (i) all distributions allocable to principal actually made to Certificateholders, including Guarantee Payments allocable to principal, (ii) the aggregate amount of all Principal Liquidation Loss Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed and (iii) on or after the Cross-Over Date, the aggregate amount of all Principal Distribution Amounts distributable to Certificateholders to the extent such amounts have not been so previously distributed. See "The Certificates -- Distributions of Principal".

      The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.

      Generally, the excess of the amount of interest at the Contract Rate over the amount of interest payable under such Contract and allocable to pay such Contract's share of interest on the Securities and the Servicing Fee would be available to cover losses on Defaulted Contracts. Because Monthly Advances and Non-Reimbursable Payments are calculated at rates that are less than the Contract Rate, in the event of such a payment, there will be less interest available to cover losses on Defaulted Contracts. A similar result occurs when CITSF purchases a Contract at the Purchase Price (as herein after defined).

                                  POOL FACTORS

      The "Note Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining outstanding principal balance of the Notes as of the Distribution Date, as a fraction of the initial outstanding principal balance of the Notes. The Note Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Notes. A Noteholder's portion of the aggregate outstanding principal balance of the Notes is the product of (i) the original denomination of the Noteholder's Note and (ii) the Note Pool Factor.

      The "Certificate Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the remaining Certificate Balance as of the Distribution Date, as a fraction of the initial Certificate Balance. The Certificate Pool Factor will be 1.0000000 as of the Initial Cut-off Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Certificates. A Certificateholder's portion of the aggregate outstanding Certificate Balance is the product of (i) the original denomination of the Certificateholder's Certificate and (ii) the Certificate Pool Factor.


      Pursuant to the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Contracts, the Pool Balance, the Note Pool Factor and various other items of information. Pursuant to the Trust Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, Certificate Pool Factor and various other items of information. Securityholders of record (which in most cases will be Cede & Co.) during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities--Statements to Securityholders."


                                USE OF PROCEEDS


      The Company will sell the Initial Contracts to the Trust concurrently with the sale of the Securities and the net proceeds from the sale of the Securities will be applied by the Trustees to the purchase of the Initial Contracts, to the payment of certain expenses connected with pooling the Contracts and issuing the Securities, to the deposit of the Pre-Funded Amount in the Pre-Funding Account and to the deposit of the initial amount into the Capitalized Interest Account. Such net proceeds less the payment of such expenses, the Pre-Funded Amount and the initial deposit into the Capitalized Interest Account represent the purchase price paid by the Trust to the Company for the sale of the Initial Contracts to the Trust. Such amount will be determined as a result of the pricing of the Securities, through the offering described in this Prospectus. The net proceeds to be received from the sale of the Initial Contracts will be paid to CITSF as the purchase price for the Contracts and will be added to CITSF's general funds and will be available for general corporate purposes, including the purchase of new recreational vehicle installment sales contracts and the payment of the purchase price to CITCF-NY for those Initial Contracts acquired by CITSF from CITCF-NY.



              THE CIT GROUP SECURITIZATION CORPORATION II, SELLER

      The CIT Group Securitization Corporation II (the "Company") was incorporated in the State of Delaware on June 24, 1994 and is a wholly-owned, limited purpose finance subsidiary of The CIT Group Holdings, Inc., a Delaware corporation ("CIT"), which is a successor to a company founded in St. Louis, Missouri, in February 1908. CIT is 60% owned by The Dai-Ichi Kangyo Bank, Ltd. and 40% by MHC Holdings (Delaware) Inc., a subsidiary of Chemical Banking Corporation. The Company maintains its principal office at 650 CIT Drive, Livingston, New Jersey 07039. Its telephone number is (201) 740-5284.

      As described herein, the obligations of the Company with respect to the Certificates are limited. The Company will have no ongoing servicing obligations or responsibilities with respect to the Contract Pool.

      CITSF is an affiliate of the Company. The Company will acquire the Contract Pool in a privately negotiated transaction from CITSF.

      Neither CIT nor any of its affiliates, including the Company and CITSF, will be obligated with respect to the Securities, except for the Limited Guarantee provided by CIT in favor of the Certificateholders. Accordingly, the Company has determined that financial statements of CITSF and the Company, are not material to the offering of the Securities.

                 THE CIT GROUP/SALES FINANCING, INC., SERVICER
General

      The CIT Group/Sales Financing, Inc., a Delaware corporation ("CITSF"), is a wholly-owned subsidiary of CIT. It has its principal executive office at 650 CIT Drive, Livingston, New Jersey 07039, and its telephone number is (201) 740-5000.

      CITSF originates, purchases, sells and services conditional sales contracts for recreational vehicles, manufactured housing and other consumer goods throughout the United States. CITSF has been a lender to the recreational vehicle industry for more than 30 years. CITSF has Regional Business Centers in five cities and a centralized asset service facility (the "Asset Service Center") in Oklahoma City, Oklahoma. Working through dealers and manufacturers, CITSF offers retail installment credit. In addition to purchasing recreational vehicle contracts from dealers on an individual basis, CITSF makes bulk purchases of recreational vehicle contracts. These bulk purchases may be from the portfolios of other lending institutions or finance companies, the portfolios of governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold recreational vehicle contracts.


      The Asset Service Center of CITSF services consumer credit transactions in 50 states and the District of Columbia. It provides full servicing for recreational vehicle, marine products and manufactured housing retail installment credit supplemented by outside collectors and field remarketers located throughout the United States.


      As of March 31, 1995, CITSF serviced for itself and others approximately137,500 contracts (consisting primarily of recreational vehicle and manufactured housing contracts), representing an outstanding balance of approximately $2.9 billion. Of this portfolio, approximately 47,100 contracts (representing approximately $1.0 billion outstanding balance) consisted of recreational vehicle contracts.

      CITSF's general policies with regard to the origination of recreational vehicle installment sale contracts are described below under "Contract Origination" and "CITSF's Underwriting Guidelines". See "Servicing" below for a description of certain of CITSF's servicing policies.

Contract Origination


      Although CITSF does, on occasion, purchase recreational vehicle installment sale contracts in bulk from other lenders, all of the Contracts in the Contract Pool have been originated by CITSF or CITCF-NY through the purchase of such Contracts from Dealers.

      Through its Regional Business Centers, CITSF arranges to purchase recreational vehicle contracts from recreational vehicle dealers located throughout the United States. Regional Business Center personnel contact the dealers located in their territories and explain CITSF's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use CITSF's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of CITSF's investigation of the dealer's creditworthiness and general business reputation, CITSF and the dealer execute a dealer agreement. CITSF also originates recreational vehicle installment loan agreements directly. In addition, CITSF purchases portfolios of recreational vehicle contracts from other lending institutions or finance companies.


      Contracts that CITSF purchases from dealers or originates itself (as opposed to portfolios of contracts purchased from other lenders) are purchased on an individually approved basis in accordance with CITSF's underwriting guidelines.

CITSF's Underwriting Guidelines


      All recreational vehicle contracts that are purchased by CITSF from dealers are written on forms provided or approved by CITSF and are purchased on an individually approved basis. With respect to each retail recreational vehicle contract to be purchased from a dealer, CITSF's general practice is to have the dealer submit the customer's credit application, manufacturer's invoice (if the contract is for a new vehicle) and certain other information relating to the contract to the applicable Regional Business Center. Personnel at the Regional Business Center prepare an analysis of the creditworthiness of the customer and of other aspects of the proposed transaction.

      All credit applications are entered into an automatic application processing system. CITSF's underwriting guidelines require, and have required, a credit officer at a Regional Business Center with the appropriate level of credit authority to examine each applicant's credit history, residence history, employment history and debt-to-income payment ratio. Although, with respect to these criteria, CITSF has, and has had, certain minimum requirements, as described below, CITSF's management does not believe that these minimum requirements are themselves generally sufficient to warrant credit approval of an applicant. Thus, there were and are no requirements on the basis of which, if they are met, credit is routinely approved without review by a credit officer. Based on credit score and other risk factors, each applicant is either approved, declined or, if necessary, referred to a credit officer with a higher credit authority. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

      The retail customer generally has had a stable residence, employment and credit history, a minimum of two years in his or her present job, a debt ratio (the ratio of total installment debt and housing expenses to gross monthly income) of 40% or less, a down payment of at least 10% and an overall favorable credit profile. Approval of retail customers that do not meet the above-described retail customer profile is considered by the appropriate level credit officer, on a case by case basis. Such approval, if granted, is based on the applicant's length and likelihood of continued employment, ability to pay, and a review of the applicants' paying habits. No guarantors, endorsers or co-signers are to be considered in determining whether to accept or reject an application. The maximum amount CITSF will advance to such targeted customers is
(i) in the case of a new financed vehicle, 100% of the unpaid cash balance, not to exceed 110% of the manufacturer's invoice price plus taxes, fees and insurance and (ii) in the case of a used financed vehicle, 100% of the unpaid cash balance, not to exceed 100% of the wholesale value as determined by the Kelly blue book. Funding of a contract is authorized after verification of the conditions of approval of the application and satisfactory delivery of the related recreational vehicle.

       In August 1994 CITSF's credit criteria were changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of two years of employment). The interest rate charged on each recreational vehicle contract originated since August 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application. It is expected that the changes in CITSF's underwriting standards may result in higher delinquency and loan loss experience than is shown in the above tables in this Prospectus since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. All of the Initial Contracts were originated and all Subsequent Contracts, if any, will be originated under these new credit criteria. Accordingly, the data presented in the tables in this Prospectus regarding the portfolio of recreational vehicle contracts serviced by CITSF should not necessarily be considered as a basis for assessing the likelihood amount or severity of delinquencies or losses on the Contracts.


      The credit review and approval practices of each Regional Business Center are subject to internal reviews and internal audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories, debt ratios of the applicants and evaluate the credit risks associated with the contracts purchased through such regional office by rating the obligors on such contracts according to their credit histories, employment histories, debt ratios and housing ratios.

Servicing

      CITSF services, through its Asset Service Center, recreational vehicle, manufactured housing, home equity, and other consumer loans. CITSF services all of the recreational vehicle contracts it purchases or originates, whether on an individual basis or in bulk. CITSF is actively seeking arrangements pursuant to which it will service recreational vehicle contracts held by other entities. Such contracts would not be purchased by CITSF or sold to such other entities by CITSF. Generally, such servicing responsibilities are, and would be, also carried out through CITSF's Asset Service Center. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums, where applicable, and other payments from obligors and, where such contracts have been sold, remitting principal and interest payments to the holders thereof, to the extent such holders are entitled thereto. Collection procedures include repossession and resale of recreational vehicles securing defaulted contracts and, if deemed advisable by CITSF, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any recreational vehicle are made on an individual basis, CITSF's general policy is to institute repossession procedures promptly after Asset Service Center personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such recreational vehicles if the market is favorable. Recently, the asset service center has developed a nationwide auction network to facilitate resale efforts on such repossessions.

      The following table shows the composition of CITSF's servicing portfolio, including recreational vehicle contracts serviced by CITSF on the dates indicated:



                      THE CIT GROUP/SALES FINANCING, INC.
                    Contracts Being Serviced By Product Line

                                                      At December 31,                                                At March 31,
                              ---------------------------------------------------------------------------------  -------------------
                                    1991                1992                 1993                  1994                1995
                                    ----                ----                 ----                  ----                ----
                             (Number)  (Dollars)  (Number)  (Dollars)  (Number)  (Dollars)   (Number) (Dollars)  (Number) (Dollars)
                             --------  ---------  --------  ---------  --------  ---------   -------- ---------  -------- ---------
                                                                  (Dollars in thousands)

  RV - Owned ..............   33,820   $729,056   38,926   $845,982    43,530    $961,382    39,454    $847,142   39,118    $863,099
  RV - Bulk Purchases .....    5,828    116,545    4,383     84,344     3,331      60,386     3,522      50,882    3,302      47,089
  RV - Servicing Retained(1)       0          0        0         0         0            0     4,827     118,267    4,642     111,529
  Total RV ................   39,648   $845,601   43,309   $930,326    46,861  $1,021,768    47,803  $1,016,291   47,062  $1,021,717
  Total MH ................   31,811   $509,400   49,640   $805,345    47,898    $809,670    39,599    $878,152   70,673  $1,163,568
  Home Equity .............        0          0        0          0     3,545     131,322    13,545     570,772   16,705     678,147
  Other ...................    6,942    101,022    1,126     19,485     1,572      41,944     1,310      74,823    3,030      84,144
                              ------   --------   ------   --------    ------  ----------    ------  ----------   ------  ----------
Total Contracts Serviced ..   78,401 $1,456,023   94,075 $1,755,156    99,876  $2,004,704   102,257  $2,540,038  137,470  $2,947,576
                              ====== ==========   ====== ==========    ======  ==========   =======  ==========  =======  ==========

- --------------------
RV = Recreational Vehicle
MH = Manufactured Housing
(1) Represents Contracts securitized with servicing retained.

Delinquency, Loan Loss and Repossession Experience


      The following Delinquency Experience and Loan Loss/Repossession Experience tables set forth data for CITSF's recreational vehicle portfolio. The following table sets forth the delinquency experience for the four years ended December 31, 1994 and the three months ended March 31, 1994 and March 31, 1995, of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases and contracts in repossession.

                             Delinquency Experience
                             (Dollars in thousands)

                                                                                          Three Months  Three Months
                                                       Year Ended December 31,               ended         ended
                                          ---------------------------------------------     March 31,     March 31,
                                            1991        1992        1993        1994(3)      1994(3)       1995(3)
                                          ---------  ----------  ---------   ----------    ----------    ----------
Number of Contracts ...............        33,820      38,926      43,530      44,281        43,290        43,760
Principal Balance of Contracts
  Serviced ........................    $  729,056    $845,982    $961,382    $965,409      $966,905      $974,628

Principal Balance of
  Delinquent Contracts (1):

    30-59 Days ....................    $    4,363  $    4,412  $    6,478  $    4,986    $    4,971    $    5,046
    60-89 Days ....................         1,304       1,378       2,211       1,959         1,502         1,812
    90 Days or More ...............         3,406       4,140       3,383       2,785         4,121         2,864
                                      -----------  ----------  ----------  -----------   ----------    ----------
Total Principal Balance
  of Delinquent Contracts .........    $    9,073  $    9,930   $  12,072  $    9,730     $  10,594    $    9,722
                                      ===========  ==========   =========  ==========     =========    ==========
Delinquencies as a
  Percent of Principal
  Balances (2) ....................         1.24%       1.17%       1.26%       1.01%         1.10%         1.00%


- ---------------------
(1) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month.

(2)  Based on dollar percent delinquent.

(3) Includes Recreational Vehicle contracts sold by CITSF in January 1994 in connection with another securitization which CITSF is servicing.

     The following table sets forth the loan loss and repossession experience for the four years ended December 31, 1994 and the three months ended March 31, 1994 and March 31, 1995, of the portfolio of recreational vehicle contracts originated and serviced by CITSF, excluding contracts acquired by CITSF through portfolio purchases.


                       Loan Loss/Repossession Experience
                             (Dollars in thousands)


                                                                                                       Three Months   Three Months
                                                            Year Ended December 31,                       ended            ended
                                             ------------------------------------------------------      March 31,        March 31,
                                                1991          1992           1993          1994(5)        1994(5)          1995(5)
                                             ---------     ----------      ---------     ----------     -----------   -------------

Number of Contracts (1) ..................      33,820         38,926         43,530         44,281         43,290         43,760
Principal Balance of Contracts
  Serviced (1) ...........................    $729,056       $845,982       $961,382       $965,409       $966,905       $974,628
Net Losses:
    Dollars (2) ..........................    $  3,942       $  4,040       $  3,917       $  4,887       $  1,144       $    977
    Percentage (3) .......................       0.54%          0.48%          0.41%          0.51%          0.47%(4)       0.40%(4)

- ---------------------
(1)  As of period end and excludes contracts in repossession.
(2) The calculation of net loss includes all expenses of repossession and liquidation.
(3)  As a percentage of the principal balance of contracts as of period end.
(4) Annualized. This ratio has been annualized, and may not reflect the actual loan loss experience for the year.
(5) Includes Recreational Vehicle contracts sold by CITSF in January 1994 in connection with another securitization which CITSF is servicing.

      The management of CITSF believes that its former underwriting standards and improving economic conditions have contributed to the decline in delinquency, default and loan loss rates during the period from January 1991 through March 1995. Since 1991, the level of delinquent contracts (more than 30 days past due after the contractual due date) as a percentage of the principal balance of the contracts outstanding has declined from 1.24% as of December 31, 1991 to 1.00% as of March 31, 1995. The net charge-off rate has declined from 0.54% for the year ended December 31, 1991 to 0.40%, annualized for the period ended March 31, 1995.

      The data presented in the preceding tables are for illustration purposes only. Such data relates to the performance of the CITSF originated and serviced recreational vehicle portfolio, excluding contracts acquired by CITSF through portfolio purchases, and is not historical data regarding solely the portion of CITSF's portfolio which comprises the Contracts. The delinquency and loan loss experience reflected in the preceding tables may be effected by the size, growth and relative lack of seasoning of the portfolio as well as general and regional economic conditions. In August 1994, CITSF's credit criteria were changed to permit greater reliance on credit scores and overall evaluation instead of using specific disqualifying criteria (e.g., a minimum of two years of employment). The interest rate charged on each recreational vehicle contract originated since August 1994 reflects CITSF's evaluation of the relative risk associated with an individual's application. The changes in CITSF's underwriting standards may result in higher delinquency and loan loss experience than is shown in the above tables since most of the recreational vehicle contracts included in such tables were originated using CITSF's former underwriting guidelines. All of the Initial Contracts were originated and all Subsequent Contracts, if any, will be originated under these new credit criteria. Accordingly, the data presented in the foregoing tables should not necessarily be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Contracts, and no reassurance can be given that the delinquency and loan loss experience presented in the preceding tables will be indicative of the experience on the Contracts.

                                      CIT

      CIT is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. CIT, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. CIT provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies and to consumers in connection with manufactured housing, recreational vehicles and boat financing, as well as residential mortgages. While these secured lending activities reduce the risk of losses from extending credit, CIT's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk and government regulation and supervision. CIT does not finance the development or construction of commercial real estate. CIT has eight strategic business units, seven of which offer corporate financing, dealer and manufacturer financing, and factoring products and services to clients, and an eighth strategic business unit which commenced operations in the last quarter of 1992 offering consumer second mortgage financing and which began offering home equity lines of credit and purchase money mortgage loans to consumers in 1994.

      Effective at year-end 1989, The Dai-Ichi Kangyo Bank, Limited ("DKB") purchased sixty percent (60%) of the issued and outstanding shares of common stock of CIT from Manufacturers Hanover Corporation ("MHC"). MHC retained a forty percent (40%) common stock interest in CIT. Effective March 29, 1990, MHC transferred its forty percent (40%) common stock interest in CIT to MHC Holdings (Delaware) Inc., a wholly-owned subsidiary of MHC ("MHC Holdings"). On December 31, 1991, MHC and Chemical Banking Corporation merged in a stock-for-stock transaction. The merged corporation is called Chemical Banking Corporation ("CBC"). CBC retains a forty percent (40%) common stock interest in CIT through MHC Holdings.

      In accordance with a stockholders agreement among DKB, CBC, as successor to MHC, and CIT (the "Stockholders Agreement"), CIT amended its Certificate of Incorporation and its By-Laws in conformity therewith. Pursuant to the Stockholders Agreement, immediately after MHC sold the sixty percent (60%) interest in CIT to DKB, the stockholders elected a new Board of Directors comprised of the President and Chief Executive Officer and the Vice Chairman of CIT, six nominees designated by DKB, and two nominees designated by MHC. The Stockholders Agreement also contains provisions for the management of CIT, majority voting by DKB on CIT's Executive Committee, consent of MHC Holdings with respect to major corporate and business changes, and restrictions with respect to the transfer of stock of CIT to third parties.

      CIT is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission and at the offices of the New York Stock Exchange, Inc. See "Additional Information."

                                   THE NOTES

General


      The CIT RV Owner Trust 1995-A Asset Backed Notes (the "Notes") will represent obligations of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account). The Trust will issue $188,000,000 aggregate principal amount of Class A ___% Asset Backed Notes (the "Class A Notes") pursuant to the terms of an Indenture to be dated as of June 1, 1995 (as amended and supplemented from time to time, the "Indenture") between the Trust and The Chase Manhattan Bank (National Association), as trustee (the "Indenture Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture will be available from the Company, upon request, to the holders of the Notes or Certificates and will be filed with the Securities and Exchange Commission (the "Commission") following the issuance of the Notes and Certificates. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000 thereof in book-entry form only. The Class A Notes will initially be represented by a single Note registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Company, the "Depository"), except as provided below. The Company has been informed by DTC that DTC's nominee will be Cede & Co. ("Cede"). No person acquiring an interest in the Notes through the facilities of DTC (a "Note Owner") will be entitled to receive a Note representing such person's interest in the Notes, except as set forth below under "Certain Information Regarding the Securities--Definitive Securities" and such persons will hold their interests in the Notes through DTC in the United States or Cedel or Euroclear in Europe. Unless and until Definitive Notes are issued under the limited circumstances described herein, all references to actions by Noteholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" below.

      Payments of interest and principal on the Notes with respect to each Due Period will be made on the fifteenth day of each month or, if any such day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"), commencing July 17, 1995. With respect to any Distribution Date, the "Due Period" will be the calendar month preceding the month of such Distribution Date. The first Due Period will commence on and include June 1, 1995 and will end on and include June 30, 1995. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the day immediately preceding such Distribution Date or, in the event Definitive Securities have been issued, as on the last day of the month immediately preceding the month in which such Distribution Date occurs (each, a "Record Date"). A "Business Day" is any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in the states of New York, Illinois or Oklahoma are generally authorized or required by law, regulation or executive order to be closed.


Payments of Interest


      The Class A Notes will bear interest at the rate of ___% per annum (the "Class A Rate"). Interest on the outstanding principal amount of the Notes will accrue at the Class A Rate from June 15, 1995 or from the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date (each, an "Interest Accrual Period"). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on a Distribution Date (the "Class A Interest Distribution Amount") will be calculated on the basis of the outstanding principal amount of Class A Notes as of the preceding Distribution Date, after giving effect to any distributions of principal on the Class A Notes on such preceding Distribution Date (or, in the case of the first Distribution Date, on the basis of the original outstanding principal amount of the Class A Notes). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date.

Payments Of Principal


      Principal payments will be made to the Noteholders on each Distribution Date to the extent of the remaining Available Amount in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" is equal to the difference between (i) the sum of (x) the Pool Balance on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, the Initial Cut-off Date Pool Principal Balance), and (y) the amount on deposit in the Pre-Funding Account on the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off
Date), less (ii) the sum of (x) the Pool Balance on the last day of the preceding Due Period and (y) the amount on deposit in the Pre-Funding Account on the last day of the preceding Due Period; provided, however, that the Principal Distribution Amount on the Class A Final Scheduled Distribution Date will equal the outstanding principal balance of the Notes as of such date and the Principal Distribution Amount on the Certificate Final Distribution Date will equal the Certificate Balance on such date. For the purposes of determining the Principal Distribution Amount the unpaid principal balance of a Defaulted Contract or a Repurchased Contract is deemed to be zero on and after the last day of the Due Period in which such Contract became a Defaulted Contract or a Repurchased Contract. The Principal Distribution Amount will not exceed the outstanding principal balance of the Notes or, after the Cross-Over Date, the Certificate Balance.

      No principal will be paid in respect of the Notes until the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicing Fee (including any unpaid Servicing Fee with respect to one or more prior Due Periods) (collectively, the "Servicer Payment") and until the entire Class A Interest Distribution Amount has been paid for the related Distribution Date. The principal balance of the Class A Notes, to the extent not previously paid, will be due on the Class A Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Class A Notes is paid may be earlier than the Class A Final Scheduled Distribution Date based on a variety of factors.

      On each Determination Date, the Servicer will determine the amount in the Collection Account available for distribution on the related Distribution Date and inform the Indenture Trustee who shall allocate such amounts between the Notes and the Certificates and make distributions to Securityholders, all as described herein under "The Purchase Agreements and The Trust Documents -- Distributions". The unpaid principal balance of the Notes will be payable on the Class A Final Scheduled Distribution Date.


Redemption

      The Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of the Notes to be redeemed will be an amount equal to the amount then on deposit in the Pre-Funding Account.


      In the event of an Optional Purchase or Auction Sale, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued and unpaid interest thereon at the Class A Rate. An "Optional Purchase" of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance (as hereinafter defined). An "Auction Sale" may occur, and may result in the sale of the Contracts remaining in the Trust, within ten days following any Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance.

      Upon the occurrence of an Insolvency Event with respect to the Affiliated Purcharser, the Trust shall be terminated and the assets of the Trust will be sold (unless, within 90 days after such occurrence, the Owner Trustee shall have received written instructions from (a) each of the Certificateholders (other than the Affiliated Purchaser) and (b) each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Contracts and termination of the Trust). Upon the occurrence of such an event, the outstanding Notes will be redeemed in whole, but not in part, at a redemption price equal to the unpaid principal amount of the Notes plus accrued interest thereon at the Class A Rate.

The Indenture


      Modification of Indenture without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless Noteholder consent is otherwise obtained as described herein; and (ix) to add provisions to, change in any manner or eliminate any provisions of, the Indenture in connection with delivery of Alternate Credit Enhancement, establish accounts for the benefit of the provider of Alternate Credit Enhancement, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such provider incidental thereto without the consent of the Noteholders or the Certificateholders.

      Modification of Indenture with Noteholder Consent. With the consent of the holders of a majority of the aggregate principal amount of the outstanding Notes, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

      Without the consent of the holder of each outstanding related Note affected thereby, however, no supplemental indenture will: (i) change the due date of any instalment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate principal amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

      Events of Default; Rights Upon Event of Default. "Events of Default" under the Indenture will consist of: (i) any failure to pay interest on the Notes as and when the same becomes due and payable, which failure continues unremedied for five days; (ii) any failure (a) to make any required payment of principal on the Notes or (b) to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure in the case of a default under clause (ii)(b) materially and adversely affects the rights of Noteholders, and which failure in either case continues for 30 days after the giving of written notice of such failure to the Seller or the Servicer, as applicable, by the Indenture Trustee or to the Seller or the Servicer, as applicable, and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Notes; (iii) failure to pay the unpaid principal balance of any Notes on or prior to the Class A Final Scheduled Distribution Date; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Trust indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations. However, the amount of principal required to be paid to Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Note Distribution Account. Therefore the failure to pay principal on the Notes generally will not result in the occurrence of an Event of Default until the Class A Final Scheduled Distribution Date.


      If an Event of Default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the Notes then outstanding.

      If the Notes are due and payable following an Event of Default with respect thereto, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the related Contracts or elect to have the Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. The Indenture Trustee, however, is prohibited from selling the Contracts following an Event of Default, unless
(i) the holders of all the outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale, or (iii) the Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding amount of the Notes. Following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest on the Certificates or in respect of the Certificate Balance (other than pursuant to the Limited Guarantee).

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the
Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

      No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

      If an Event of Default occurs and is continuing and if it is known to the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of Noteholders.

      In addition, the Indenture Trustee and Noteholders, by accepting the Notes, will covenant that they will not, for a period of one year after the termination of the Indenture, institute against the Affiliated Purchaser, the Company or the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

      Neither the Indenture Trustee nor the Owner Trustee in its Individual Capacity, nor any Holder of a Certificate Including, without Limitation, the Affiliated Purchaser or the Company, nor any of their Respective Owners, Beneficiaries, Agents, Officers, Directors, Employees, Affiliates, Successors or Assigns will, in the Absence of an Express Agreement to the Contrary, be Personally Liable for the Payment of the Principal of or Interest on the Notes or for the Agreements of the Trust Contained in the Indenture.

      Certain Covenants. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Trust has been advised that the rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) the Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any Noteholder or Certificateholder.

      The Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreements (as defined herein) or the Trust Documents (as defined herein) for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby or (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or the proceeds thereof.


     The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes and the Indenture or otherwise in accordance with the Related Documents.


      Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

      Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

      Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

      The Indenture Trustee. The Indenture Trustee under the Indenture will be The Chase Manhattan Bank (National Association). The Indenture Trustee may resign at any time, in which event the Servicer, or its successor, will be obligated to appoint a successor trustee. The Servicer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

     Trust Indenture Act. The Indenture will comply with all applicable provisions of the Trust Indenture Act of 1939, as amended.

                                THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement.

General


      The CIT RV Owner Trust 1995-A Asset Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") will represent fractional undivided interests in the Trust. The Trust will issue $12,000,000 aggregate principal amount of Certificates pursuant to a Trust Agreement, to be dated as of June 1, 1995, between the Company and the Owner Trustee (the "Trust Agreement"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Trust Agreement will be available from the Company, upon request, to holders of the Notes or Certificates and will be filed with the Commission following the issuance of the Notes and the Certificates. Payments in respect of the Certificates will be subordinated to payments on the Notes to the limited extent described herein. The following summary describes certain terms of the Certificates and the Trust Agreement. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

      The Certificates will be offered for purchase in minimum denominations of $20,000 and integral multiples of $1,000 in excess thereof in book-entry form only; provided, however, that one Certificate may be issued in a denomination other than an integral multiple of $1,000 such that the Affiliated Purchaser may be issued at least 1% of the Certificate Balance. The Certificates will initially be represented by a single Certificate registered in the name of Cede, the nominee of DTC. No person acquiring an interest in the Certificates through the facilities of DTC (a "Certificate Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Certificates, except as set forth below under "Certain Information Regarding The Securities--Definitive Securities". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC in accordance with DTC procedures. See "Certain Information Regarding The Securities--Definitive Securities" below.


      Payments of interest and principal on the Certificates with respect to each Due Period will be made on each Distribution Date, commencing July 17, 1995. Payments on the Securities on each Distribution Date will be made to the holders of record of the related Securities on the related Record Date.

Distribution of Interest


      The Certificates will bear interest at the rate of __% per annum (the "Pass-Through Rate"). Interest on the Certificate Balance will accrue during the related Interest Accrual Period at the Pass-Through Rate. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on a Distribution Date will be calculated on the basis of the Certificate Balance as of the preceding Distribution Date, after giving effect to distributions of principal on the Certificates and other reductions in the Certificate Balance on such preceding Distribution Date (or, in the case of the first Distribution Date, the Original Certificate Balance). Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date. The rights of Certificateholders to receive distributions of interest will be subordinated to the rights of the Noteholders to receive payment in full of all amounts of interest and principal which the Noteholders are entitled to be paid on such Distribution Date.


Distribution of Principal


      On  each   Distribution   Date   prior  to  the   Cross-Over   Date,   the
Certificateholders will not be entitled to any payments of principal, except to the extent of the Principal Liquidation Loss Amount.

      On each Distribution Date on and after the Cross-Over Date, principal of the Certificates will be payable, subject to the remaining Available Amount and the Guarantee Payment Limit, in an amount equal to the Principal Distribution Amount for the related Due Period. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment, and payment of interest and principal in respect of the Notes, if any, and interest in respect to the Certificates has been made or, to the extent such Available Amount is insufficient, will be funded through a payment under the Limited Guarantee, subject to the Guarantee Payment Limit. The rights of Certificateholders to receive distributions of interest and principal will be subordinated to the rights of Noteholders to receive distributions of interest and principal and to the extent described herein. The principal balance of the Certificates, to the extent not previously paid, will be due on the Certificate Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of the Certificates is paid may be earlier than the Certificate Final Scheduled Distribution Date based on a variety of factors.

      On each Distribution Date, prior to the Cross-Over Date, the Certificateholders will be entitled to receive, subject to the remaining Available Amount and the Guarantee Payment Limit, the Principal Liquidation Loss Amount for such Distribution Date. Such principal payments will be funded to the extent of the Available Amount remaining after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment, the principal and interest due on the Notes has been paid and the interest on the Certificates has been paid, or to the extent such remaining Available Amount is insufficient, will be funded through a payment under the Limited Guarantee, subject to the Guarantee Payment Limit. The "Principal Liquidation Loss Amount" for any Distribution Date will equal the amount, if any, by which the sum of the aggregate outstanding principal balance of the Notes and the Certificate Balance (after giving effect to all distributions of principal on such Distribution
Date) exceeds the sum of the Pool Balance plus the amounts remaining on deposit in the Pre-Funding Account, if any, at the close of business on the last day of the related Due Period. The Principal Liquidation Loss Amount represents future principal payments on the Contracts that, because of the subordination of the Certificates and liquidation losses on the Contracts, will not be paid to the Certificateholders. See "--Subordination" below.


Redemption


      In the event of an Optional Purchase or Auction Sale, the Certificates will be redeemed at a redemption price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. An Optional Purchase of all the Contracts by CITSF, may occur at CITSF's option, on any Distribution Date on which the Pool Balance is 10% or less of the Initial Pool Balance (as hereinafter defined). An Auction Sale will occur at any time, and may result in the sale of the Contracts remaining in the Trust, within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance.

      If an Insolvency Event with respect to the Affiliated Purchaser occurs, the Indenture Trustee (or, if no Notes are outstanding, the Owner Trustee) will promptly sell, dispose of or otherwise liquidate the Contracts in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the Collection Account. If the proceeds from the liquidation of the Contracts and any amounts on deposit in the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, distributions will be made first, to the payment of interest and principal on the Notes and second, to the payment of interest and principal on the Certificates. In such event, the amount of principal returned to the Certificateholders will be reduced and such Certificateholders will incur a loss, except to the extent of payments under the Limited Guarantee.


Subordination

      The rights of Certificateholders to receive distributions of interest and principal are subordinated to the rights of Noteholders to receive payment in full of all amounts of interest and principal to which the Noteholders are entitled to receive on the related Distribution Date. Consequently, no distribution  will be made to the  Certificateholders  on any Distribution  Date

(except pursuant to the Limited Guarantee) in respect of (i) interest or principal until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A
Noteholders and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.


      The only credit enhancement for the Certificates is the Limited Guarantee or, if Alternate Credit Enhancement has been delivered, such Alternate Credit Enhancement. The aggregate amount of Guarantee Payments made under the Limited Guarantee will not, except under certain limited circumstances specified in the Sale and Servicing Agreement, exceed the Initial Guarantee Payment Limit. Guarantee Payments under the Limited Guarantee will reduce the Guarantee Payment Limit. Once the Guarantee Payment Limit has been reduced, it will not be reinstated or increased except if certain loss and delinquency tests established by the Rating Agencies are not satisfied and certain other conditions set forth in the Sale and Servicing Agreement are met. At any time that the Guarantee Payment Limit (or the amount available under any Alternate Credit Enhancement) has been reduced to zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss. The Certificate Balance will be reduced to the extent that prior to the Cross-Over Date distributions are not made in respect of the Principal Loss Liquidation Amount and on or after the Cross-Over Date distributions are not made in respect of the Principal Distribution Amount. As a result of such reductions, less interest will accrue on the Certificates than would otherwise be the case.



                  CERTAIN INFORMATION REGARDING THE SECURITIES

Book-Entry Registration


      Persons acquiring beneficial ownership interests in the Securities may hold their interests through DTC in the United States or, in the case of the Notes, Cedel or Euroclear in Europe and persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC. Securities will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Notes on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.


      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Security Owners who are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants or Indirect Participants (unless and until Definitive Securities are issued). In addition, Security Owners will receive all distributions of principal and interest on the Securities through DTC and its Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustees to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Security Owners. It is anticipated that the only "Holder" or "Securityholder," as such terms are used herein, will be Cede, as nominee of DTC. Security Owners will not be recognized by the Trustees as Securityholders, as such term will be used in the Sale and Servicing Agreement, and Security Owners will only be permitted to exercise the rights of Securityholders indirectly through DTC and its Participants. Security Owners will not receive or be entitled to receive Definitive Notes or Definitive Certificates representing their respective interests in the Securities, except under the limited circumstances described below.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as result of sales of Securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.


      Cross-market transfers between persons directly or indirectly holding Notes through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.


      While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC will be required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and Certificates and will be required to receive and transmit distributions of principal and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities will be similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a Security Owner to pledge Notes or Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities, may be limited due to the lack of physical certificates for such Securities.

      Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trusts companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participants, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium

Office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operators, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of the dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear thorough, or maintain a custodial relationship with a Euroclear Participants, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of notes under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository ability to effect such actions on its behalf through DTC.

      Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of Notes and Certificates only through Participants by instructing such Participants to transfer such Notes and
Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securities Owners.

      DTC has advised the Company and the Trustees that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Securityholder under the Sale and Servicing Agreement only at the direction of one or more Participants to whose DTC accounts the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      NEITHER THE TRUST, THE SELLER, THE SERVICER, CIT, THE AFFILIATED PURCHASER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL AMOUNT OF, OR INTEREST ON, THE SECURITIES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT, EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE INDENTURE OR THE TRUST AGREEMENT TO BE GIVEN TO SECURITYHOLDERS OR (4) ANY OTHER ACTION TAKEN BY DTC AS THE SECURITYHOLDER.

Definitive Securities

      The Notes and Certificates will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, together "Definitive Securities") to Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Servicer advises the Trustees in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Securities and the Trustees or the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, Note Owners and Certificate Owners representing in the aggregate not less than a majority of the Notes Principal Balance or Certificate Principal Balance advise DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Note Owners or Certificate Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify DTC of the availability of Definitive Securities. Upon surrender by DTC of the global notes and global certificates representing the Notes and Certificates and instructions for re-registration, the Trustee will issue the Notes as Definitive Notes and the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Notes and Definitive Certificates as Noteholders and Certificateholders, respectively under the Sale and Servicing Agreement ("Noteholders" and "Certificateholders" respectively, and together "Securityholders" or "Holders").

      Distributions of principal of the Securities and interest on the Securities will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Sale and Servicing Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Securities were registered on the Record Date. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or the Security Registrar. The final payment on any Securities (whether Definitive Securities or the Securities registered in the name of Cede representing the Securities), however, will be made only upon presentation and surrender of such Note or Certificate at the office or agency specified in the notice of final distribution to Holders.

      Definitive Securities will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Security Holders

      If Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or by holders of Certificates evidencing not less than 25% of the Certificate Balance, within five (5) Business Days afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Purchase Agreements and the Trust Documents (provided such Certificateholders (i) state that they wish to communicate with other Certificateholders with respect to their rights under the Purchase Agreements, the Trust Documents or under the Certificates and (ii) provide the Trustee and the Servicer with a copy of the proposed communication). The Purchase Agreements and Trust Documents will not provide for the holding of any annual or other meetings of Certificateholders.

      If Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or by holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes, within five
(5) Business Days afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture (provided such Noteholders (i) state that they wish to communicate with other Noteholders with respect to their rights under the Indenture and (ii) provide the Trustee and the Servicer with a copy of the proposed communication). The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

Statements  to Securityholders

      On  each   Distribution   Date,   the  Servicer  will  include  with  each
distribution to each Securityholder a statement, setting forth the following information for the related Due Period:

          (i) the amount of the distribution allocable to principal of the Notes and to the Certificate Balance of the Certificates, including any overdue principal;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities, including any overdue interest;

          (iii) the Pool Balance, the Note Pool Factor and the Certificate Pool Factor as of the end of the related Due Period;

          (iv) the Servicing Fee for the related Due Period, including any overdue Servicing Fee;

          (v) the amount of Monthly Advances and Non-Reimbursable Payments on such date;

            (vi) the aggregate principal balance of all Contracts which were delinquent 30 days or more as of the last day of the related Due Period;

          (vii) during the Funding Period, the amount of funds on deposit in the Pre-Funding Account;

          (viii) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts;

          (ix) during the Funding Period, the number and aggregate principal balance of Subsequent Contracts purchased by the Trust on the related Distribution Date;

          (x) the aggregate outstanding principal balance of the Notes as of such Distribution Date after giving effect to any distributions on such Distribution Date; and

          (xi) the Certificate Balance as of such Distribution Date (after giving effect to any distributions on such Distribution Date).


     Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law, the Servicer will furnish to each person who at any time during such calendar year shall have been a Securityholder a statement containing the sum of the amounts described in clauses (i) through (xi) above for such calendar year for the purposes of such Certificateholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences".

                THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreement and any Subsequent Purchase Agreement (together, the "Purchase Agreements") and the Sale and Servicing Agreement, any Subsequent Transfer Agreements and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreements and the Trust Documents.

Sale and Assignment of the Contracts


     On or prior to the Closing Date and each Subsequent Transfer Date, pursuant to a Purchase Agreement between CITSF and the Company, CITSF will sell and assign to the Company, without recourse, its entire interest in and to the Initial Contracts and Subsequent Contracts, respectively, including its security interests in the related Financed Vehicles. On the Closing Date and each Subsequent Transfer Date, the Company will sell and assign to the Owner Trustee, without recourse, all of its right, title and interest in and to such Contracts, including its security interests in the Financed Vehicles. Certain of the Contracts will be purchased by CITSF from CITCF-NY before they are sold to the Company. Each Contract will be identified in a schedule appearing as an exhibit to each of the Purchase Agreement and the Sale and Servicing Agreement (the "List of Contracts") which includes, among other things, the Contract Rate, Initial Cut-off Date Principal Balance and date of the last scheduled payment for each Contract. The Owner Trustee will, concurrently with the sale and assignment of the Initial Contracts to it pursuant to the Sale and Servicing Agreement, execute, authenticate and deliver the Notes and Certificates to the Company in exchange for the Initial Contracts. The Company will sell the Notes
and  the   Certificates   to  the   Underwriters.




     CITSF will make certain representations and warranties in the Sale and Servicing Agreement with respect to each Initial Contract as of the Closing Date, including that (i) as of the Initial Cut-off Date, the most recent scheduled payment of principal and interest was made by or on behalf of the related Obligor or was not delinquent more than 60 days; (ii) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (iii) each Contract is a legal, valid and binding obligation of the related Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (iv) no right of rescission, set-off, counterclaim or defense, including the defense of usury, has been asserted with respect to any Contract; (v) the Obligor on each Contract is required to maintain physical damage insurance covering the related Financed Vehicle in accordance with CITSF's normal requirements; (vi) each Contract was originated by a Dealer and was purchased by CITSF in the ordinary course of its business; (vii) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract to the Company under the Purchase Agreement, to the Owner Trustee pursuant to the Sale and Servicing Agreement or pursuant to a transfer of the Notes and Certificates, or the ownership of the Contracts by the Trust, unlawful; (viii) each Contract complies with all requirements of law in all material respects; (ix) no Contract has been satisfied, subordinated in whole or in part or rescinded, and no Financed Vehicle has been released from the lien of the related Contract in whole or in part; (x) each Contract creates a valid and enforceable first priority security interest in favor of CITSF or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer, has been assigned to CITSF), such security interest has been assigned by CITSF to the Company and by the Company to the Trust, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF; (xi) all parties to each Contract had capacity to execute such Contract; (xii) no Contract has been sold, assigned or pledged by CITSF to any person other than the Company (or by the Company to any person other than the Trust) and, prior to the transfer of the Contracts by CITSF to the Company and the transfer thereof by the Company to the Trust, CITSF or the Company, respectively, had good and marketable title to each Contract, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Company;
(xiii) as of the Initial Cut-off Date, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (i) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and CITSF has not waived any of the foregoing; (xiv) there are, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (xv) each Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (xvi) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security (except as may be limited by creditors' rights generally); (xvii) the description of each Contract set forth in the List of Contracts is true and correct; (xviii) no Obligor is the United States of America or any state or any agency, department, instrumentality or political subdivision thereof; (xix) if the Obligor is in the military (including an Obligor who is a member of the National Guard or is in the reserves) and the Contract is subject to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Soldiers' and Sailors' Civil Relief Act"), or the California Military Reservist Relief Act of 1991 (the "Military Reservist Relief Act"), such Obligor (each, a "Relief Act Obligor") has not made a claim to CITSF that (A) the amount of interest on the Contract should be limited to 6% pursuant to the Soldiers' and Sailors' Civil Relief Act during the period of such Obligor's active duty status or (B) payments on the Contract should be delayed pursuant to the Military Reservist Relief Act, in either case unless a court has ordered otherwise upon application of CITSF; (xx) there is only one original executed copy of each Contract, which, immediately prior to the execution of the Sale and Servicing Agreement, was in the possession of CITSF; (xxi) the Contract is "chattel paper" as defined in the New Jersey UCC; and (xxii) the Contract satisfies the selection criteria discussed above under "The Contract Pool--General."

      The Sale and Servicing Agreement will require CITSF to make the same representation and warranties with respect to each individual Subsequent Contract as it is required to make with respect to each Initial Contract sold to the Trust except that each such representation and warranty shall be made as of the Subsequent Transfer Date relating to such Subsequent Contract. In addition, no Subsequent Contract will be sold to the Trust on a Subsequent Transfer Date unless such Subsequent Contract satisfies the criteria described in the fourth paragraph under the heading "The Contract Pool--General." The Subsequent Financed Vehicles will consist of motor homes, travel trailers and other types of recreational vehicles.

     Under the terms of the Sale and Servicing Agreement and subject to certain conditions specified in the Sale and Servicing Agreement, CITSF will be obligated to purchase for the Purchase Price (as defined below) any Contract not later than 90 days after CITSF becomes aware, or 90 days after CITSF's receipt of written notice from either Trustee or the Servicer, of a breach of any representation or warranty of CITSF in the Sale and Servicing Agreement referred to in the preceding paragraph that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. CITSF shall effect such purchase by depositing the Purchase Price for such Contract in the Certificate Account on the date specified in the Sale and Servicing Agreement. The "Purchase Price" for any Contract will be the remaining principal amount outstanding on such Contract on the date of purchase, 30 days' interest thereon in an amount equal to the sum of (i) the product of one-twelfth of the weighted average of the Pass-Through Rate and of the Class A Rate and the remaining principal amount outstanding on the Contract and (ii) accrued and unpaid Servicing Fees thereon at the Servicing Fee Rate to the date of such purchase. This purchase obligation constitutes the sole remedy available to the Trust and the Securityholders for a breach of a warranty under the Sale and Servicing Agreement with respect to the Contracts (but not with respect to any other breach by CITSF of its obligations under the Sale and Servicing Agreement).


     To reduce administrative costs, the Owner Trustee will appoint the Servicer as initial custodian of the Contracts. The Contracts will not be stamped or otherwise marked to reflect the transfer of the Contracts by CITSF to the Company and by the Company to the Trust, and will not be segregated from the other installment sale contracts of CITSF. CITSF's accounting records and computer systems will reflect the sale and assignment of the Contracts by CITSF to the Company and by the Company to the Trust, and UCC financing statements perfecting such sale and assignment will be filed. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Company or to the Trust. See "Certain Legal Aspects of the Contracts."

      CITSF, the Company and the Trust will treat each of the transfers of the Contracts from CITSF to the Company and from the Company to the Trust as a sale. As a result of the sale of the Contracts by CITSF to the Company and by the Company to the Trust, the Contracts will not be part of the assets of either CITSF or the Company and should not be available to their respective creditors. However, in the event of the insolvency of CITSF or the Company, it is possible that a trustee in bankruptcy, conservator or receiver for, or a creditor of, CITSF or the Company, as the case may be, may argue that the transaction between CITSF and the Company or between the Company and the Trust, as the case may be, was a pledge of the Contracts to secure a loan, rather than a true sale. This position, if asserted, could prevent timely payments of amounts due on the Certificates and, if accepted by the court, may result in delays or reductions in distributions of principal and interest on such Securities. Because the Contracts will remain in CITSF's possession and will not be stamped or otherwise marked to reflect the assignment to the Trust, the Trust's interest in the Contracts could be defeated, if a subsequent purchaser were to take physical possession of the Contracts without knowledge of the assignment. See "Certain Legal Aspects of the Contracts."

Accounts

     The Servicer will establish and maintain with the Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders, into which all payments made on or with respect to the Contracts will be deposited (the "Collection Account") by the Servicer. The Servicer will establish and maintain with the Indenture Trustee an account in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which distributions to the Noteholders will be made (the "Note Distribution Account"). The Servicer will establish and maintain with the Owner Trustee an account in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account and Guarantee Payments for payment to the Certificateholders will be deposited and from which distributions to the Certificateholders will be made (the "Certificate Distribution Account").

     All amounts held in each of the accounts established by the Servicer shall be invested in Eligible Investments that mature not later than the Business Day preceding the Distribution Date next succeeding the date of investment. "Eligible Investments" are limited to investments, specified in the Sale and Servicing Agreement, which meet the criteria of Moody's and Standard & Poor's from time to time as being consistent with their then-current ratings of the Securities.

Servicing Procedures


     The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts and, in a manner consistent with the Sale and Servicing Agreement, will continue such normal collection practices and procedures as it follows with respect to comparable recreational vehicle installment sale contracts it services for itself and others. See "Certain Legal Aspects of the Contracts." Consistent with its normal procedures, the Servicer may, in its discretion, arrange with an Obligor to extend or modify the payment schedule on a Contract. Notwithstanding the foregoing, the Servicer may not extend the stated maturity of a Contract beyond the last day of the Due Period ending immediately prior to the Class A Final Scheduled Distribution Date. The Servicer will follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any Contract with respect to which it determines that eventual payment in full is unlikely or to realize upon any Defaulted Contract. With respect to any Due Period, a "Defaulted Contract" means any Contract (except for a Repurchased Contract) in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such Due Period. The Servicer may sell the related Financed Vehicle securing such Contract at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Contracts." The net proceeds of such realization will be deposited in the Collection Account.


     Under the Sale and Servicing Agreement, the Servicer will be required to use its best efforts to require the Obligors to obtain and maintain theft and physical damage insurance on the Financed Vehicles in accordance with the policies and procedures employed by the Servicer with respect to comparable new or used recreational vehicle receivables that it services for itself or others.


     The Sale and Servicing Agreement provides that neither the Servicer nor the Company, nor any director, officer, employee or agent of the Servicer or the Company, will be under any liability to the Trust or the Securityholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Servicer, the Company or any such person will not be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in compliance with the standards of care set forth in the Sale and Servicing Agreement. In the event that the Servicer or the Company, in its discretion, undertakes any action which it deems necessary or desirable in connection with its rights and duties under the Sale and Servicing Agreement or the interests of the Securityholders thereunder, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust and the Servicer and the Company will be entitled to be reimbursed therefor out of the Collection Account.


      The Servicer shall keep in force throughout the term of the Agreement (i) at such time as the long-term debt of its parent is rated less than "A" by Standard & Poor's or less than "A3" by Moody's, policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by the Sale and Servicing Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of recreational vehicle contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.


      A breach of certain covenants made by CITSF as Servicer in the Sale and Servicing Agreement that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

Servicing Compensation

     The Servicer will be entitled to receive the Servicing Fee for each Due Period, payable on the following Distribution Date, equal to the sum of (i) the product of 1.00% per annum (the "Servicing Fee Rate") and the Pool Balance as of the last day of the second preceding Due Period (or, in the case of the first Distribution Date, as of the Initial Cut-off Date), based on the number of days in such Due Period and a 365-day year and (ii) any investment earnings on amounts on deposit in the Collection Account. In addition, the Servicer will be entitled to collect and retain any late fees, prepayment charges, extension fees or other administrative fees or similar charges allowed by applicable law with respect to the Contracts ("Late Fees"). Payments to the Servicer of such amounts will compensate the Servicer for performing the functions of a third party servicer of recreational vehicle receivables as an agent for the Trustee, including collecting and posting all payments, responding to inquiries of Obligors, investigating delinquencies, reporting federal income tax information to Obligors, paying costs of disposition of defaults, monitoring the collateral in cases of Obligor default and handling the foreclosure or other liquidation of the Financed Vehicle in appropriate instances.

      The Servicing Fee and Late Fees also will compensate the Servicer for administering the Contracts, including reimbursing the Servicer for accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information. The Servicing Fee and Late Fees also will compensate the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering and servicing the Contracts.

Collections


      The Servicer will deposit all payments on or with respect to the Contracts received from obligors and all proceeds of Contracts collected during each Due Period into the Collection Account not later than two Business Days after receipt. However, at any time that (i) CITSF remains the Servicer under the Sale and Servicing Agreement and The CIT Group Holdings, Inc. (the parent of the Servicer) has and maintains a short-term debt rating of "A1" or higher by Moody's and "P-1" by Standard & Poor's (the "Required Servicer Ratings"), or
(ii) the Servicer obtains a letter of credit, surety bond or insurance policy (the "Servicer Letter of Credit") as provided in the Sale and Servicing
Agreement under which demands for payment will be made to secure timely remittance of monthly collections to the Collection Account and, in the case of clause (ii) above, the Trustees are provided with a letter from each Rating Agency to the effect that the utilization of such alternative remittance schedule will not result in a qualification, reduction or withdrawal of its then-current rating of the Securities, the Servicer will not be required to deposit payments by Obligors on the Contracts in the Collection Account within two Business Days of the date of processing. In such an event, the Servicer may make such deposits on the Business Day immediately preceding the next Distribution Date in an amount equal to the net amount of such deposits and payments which would have been made had the conditions of the preceding sentence not applied. In the event that the Servicer is permitted to make remittances of collections to the Collection Account on a monthly basis pursuant to satisfaction of the second condition described above, the Sale and Servicing Agreement will be modified, to the extent necessary, without the consent of any Securityholder. Pending deposit into the Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

      The Company, CITSF or the Servicer, as the case may be, will remit the aggregate Purchase Price of any Contracts to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Distribution Date.

      The Servicer will not be required to deposit in the Collection Account amounts relating to the Contracts attributable to the following: (a) amounts received with respect to each Contract (or property acquired in respect thereof) that has been purchased by CITSF, the Servicer or the Company pursuant to the Sale and Servicing Agreement and that are not required to be distributed to Securityholders, (b) net investment earnings on funds deposited in the
Collection Account, (c) amounts received as Late Fees, (d) amounts to be reimbursed to the Servicer in respect of unrecoverable Monthly Advances, (e) amounts received in respect of the amounts, if any, of insurance premiums added to the principal balance of a Contract after the Initial Cut-off Date for each such Initial Contract, or after the related Subsequent Cut-off Date for each such Subsequent Contract, and (f) amounts received as liquidation proceeds, to the extent the Servicer is entitled to reimbursement of liquidation expenses related hereto.

Monthly Advances

      With respect to each Contract as to which there has been an Interest Shortfall during the related Due Period (other than an Interest Shortfall arising from a Contract which has been prepaid in full or which has been subject to a Relief Act Reduction during the related Due Period), the Servicer shall advance funds in the amount of such Interest Shortfall (each, a "Monthly Advance") but only to the extent that the Servicer, in its good faith judgement, expects to recover such Monthly Advance from subsequent collections with respect to interest on such Contract made by or on behalf of the Obligor thereunder (the "Obligor"), net liquidation proceeds or insurance proceeds with respect to such Contract. The Servicer shall be reimbursed for any Monthly Advance from subsequent collections with respect to such Contract. If the Servicer determines in its good faith judgement that an unreimbursed Monthly Advance shall not ultimately be recoverable from such collections, the Servicer shall be reimbursed for such Monthly Advance from collections on all Contracts. The Servicer will not advance funds in respect of the principal component of any scheduled payment.


      "Interest Shortfall" means with respect to any Contract and any Distribution Date, the excess of (x) the sum of (i) the product of one-twelfth of the weighted average of the Pass-through Rate and the Class A Rate multiplied by the outstanding principal amount of such Contract as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) calculated on the basis of a 360-day year comprised of twelve 30-day months and (ii) the product of (A) the Servicing Fee Rate, (B) the outstanding principal amount of such Contracts as of the last day of the second preceding Due Period (or, in the case of the first Due Period, as of the Initial Cut-off Date) and (C) a fraction, the numerator of which is the number of days in the related Due Period and the denominator of which is 365, over (y) the amount of interest collected on such Contract in the related Due Period.


      The Servicer will remit any Monthly Advance with respect to each Due Period into the Collection Account not later than the Business Day preceding the next following Distribution Date.

Non-Reimbursable Payment


      When a payment of principal is made on or in respect of a Contract, interest is paid on the unpaid principal balance of such Contract only to the date of such payment. With respect to each Contract as to which there has been an Interest Shortfall in the related Due Period arising from either a prepayment in full of such Contract or a Relief Act Reduction in respect of such Contract during such Due Period, the Sale and Servicing Agreement will require the Servicer to deposit into the Collection Account on the Business Day immediately preceding the following Distribution Date, without the right of subsequent reimbursement, an amount equal to such Interest Shortfall (a "Non-Reimbursable Payment").


Distributions

      On or before the Determination Date preceding a Distribution Date, the Servicer will make a determination and inform the Indenture Trustee and the Owner Trustee of the following amounts with respect to the preceding Due Period:
(i) the aggregate amount of collections on the Contracts; (ii) the aggregate amount of Monthly Advances to be remitted by the Servicer; (iii) the aggregate Purchase Price of Contracts to be purchased by CITSF or the Servicer; (iv) the aggregate amount to be distributed as principal and interest on the Notes on the related Distribution Date; (v) the aggregate amount to be distributed as principal and interest on the Certificates on the related Distribution Date;
(vi) the Servicing Fee; (vii) the Guarantee Fee; and (viii) the aggregate amount of Non-Reimbursable Payments, all as described below.


      The "Available Amount" on any Distribution Date is equal to all amounts on deposit in the Collection Account attributable to collections or deposits made in respect of such Contracts in the related Due Period less the following amounts (to the extent that the Servicer has not already withheld such amounts from collections on the Contracts) any repossession profits on defaulted Contracts, Liquidation Expenses (as defined in the Sale and Servicing Agreement) incurred and taxes and insurance advanced by the Servicer in respect of Financed Vehicles that are reimbursable to the Servicer under the Sale and Servicing Agreement; any amounts incorrectly deposited in the Collection Account; and net investment earnings on the funds in the Collection Account due to the Servicer pursuant to the Sale and Servicing Agreement and any other amounts permitted to be withdrawn from the Collection Account by the Servicer (or to be retained by the Servicer from collections on the Contracts) pursuant to the Sale and Servicing Agreement.

     On each Distribution Date the Indenture Trustee will withdraw the Available Amount from the Collection Account to make the following payments (to the extent sufficient funds are available therefor) in the following order:

          (a) the aggregate amount of any unreimbursed Monthly Advances made by the Servicer (and which are then due to be reimbursed to the Servicer) shall be paid to the Servicer;

          (b) the Servicing Fee, including any overdue Servicing Fee, will (to the extent not previously retained by the Servicer) be paid to the Servicer;


          (c) the Class A Interest Distribution Amount, including any overdue Class A Interest Distribution Amount will be deposited into the Note Distribution Account, for payment to the Noteholders;


          (d) prior to the Cross-over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount, will be deposited into the Note Distribution Account, for payment to the Noteholders;


          (e) the Certificate Interest Distribution Amount, including any overdue Certificate Interest Distribution Amount will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;


          (f) prior to the Cross-over Date, the Principal Liquidation Loss Amount, if any, will be deposited into the Certificate Distribution Account, for payment to the Certificateholders;

          (g) subsequent to the Cross-over Date, the Principal Distribution Amount, including any overdue Principal Distribution Amount;


          (h) the Guarantee Fee (as hereinafter defined), including any overdue Guarantee Fees, will be paid to CIT (or the fees due to any Alternate Credit Enhancer will be paid to it); and

          (i) the balance, if any, will be distributed to the Affiliated Purchaser (provided that, if any amounts are due to the Alternate Credit Enhancer or are to be transferred to any account for the benefit of the Alternate Credit Enhancer, such amounts shall be paid to it prior to such distribution).

To the extent that the Available Amount is insufficient to satisfy the distributions set forth in clauses (e), (f) or (g) on any Distribution Date, the Guarantor shall make a Guarantee Payment to the Certificate Distribution Account to satisfy such distributions, subject to the Guarantee Payment Limit.


Credit Enhancement

      Subordination of Certificates. The rights of the Certificateholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Class A Noteholders, to the limited extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Noteholders limited protection against losses in respect of the Contracts.

     No distribution will be made to the Certificateholders on any Distribution Date in respect of (i) interest or principal until the full amount of interest and principal on the Class A Notes payable on such Distribution Date has been distributed to the Class A Noteholders and (ii) principal until the Class A Notes have been paid in full, other than distributions in respect of the Principal Liquidation Loss Amount.


     The protection afforded to the Class A Noteholders by the subordination feature described above will be effected by the preferential right of the Class A Noteholders to receive, to the extent described herein, current distributions from collections on or in respect of the Contracts prior to the application of such collections to making payments in respect of the Certificates. There is no other protection against losses on the Contracts afforded the Class A Notes.

     Limited Guarantee. In order to mitigate the effect of the subordination of the Certificates and liquidation losses on the Contracts, CIT will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment". Prior to the Cross-Over Date, the "Guarantee Payment" will equal the lesser of (i) the amount, if any, by which (a) the sum of (x) the amount of interest payable to the Certificateholders for such Distribution Date, and (y) the Principal Liquidation Loss Amount, if any, exceeds (b) the Available Amount remaining for distribution to the Certificateholders after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment and distributions of interest and principal have been paid to the Noteholders on such Distribution Date and (ii) the Guarantee Payment Limit. On or after the Cross-Over Date, the "Guarantee Payment" will equal the lesser of (i) the amount, if any, by which (a) the sum of the amount of interest and principal payable to the Certificateholders on such Distribution Date exceeds (b) the Available Amount remaining after the Servicer has been reimbursed for any outstanding Monthly Advances and has been paid the Servicer Payment and (ii) the Guarantee Payment Limit.

     The aggregate amount of Guarantee Payments made under the Limited Guarantee (including the Principal Liquidation Loss Amount) will not, except under certain limited circumstances specified in the Sale and Servicing Agreement, exceed $5,000,000 (the "Initial Guarantee Payment Limit"). The "Guarantee Payment Limit" will at any time generally equal the Initial Guarantee Payment Limit reduced by the amount of each Guarantee Payment made under the Limited Guarantee. Once the Guarantee Payment Limit has been reduced, it will not be reinstated or increased except if certain loss and delinquency tests established by the Rating Agencies are not satisfied and certain other conditions set forth in the Sale and Servicing Agreement are met. At any time that the Guarantee Payment Limit has been reduced to zero, holders of Certificates will bear the risk of all liquidation losses on the Defaulted Contracts and may suffer a loss.

     The Limited Guarantee will be an unsecured general obligation of CIT and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Noteholders.

     The Sale and Servicing Agreement will specify the circumstances under which distributions that would otherwise be paid to the Affiliated Purchaser will instead be paid to CIT to reimburse it for Guarantee Payments and interest thereon (or will be paid to the Alternate Credit Enhancer).

     As compensation for providing the Limited Guarantee, CIT will be entitled to receive a Guarantee Fee on each Distribution Date equal to 1/12 of the product of 0.25% and the aggregate outstanding principal balance of the Contracts as of the end of the second Due Period preceding such Distribution Date (or, in the case of the first Distribution Date, the Initial Cut-off Date) (the "Guarantee Fee").

     The Limited Guarantee may be amended from time to time by CIT, the Servicer and the Owner Trustee, without the consent of any of the Certificateholders, (i) to correct manifest error, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, as the case may be, (ii) to add any other provisions with respect to matters or questions arising under the Limited Guarantee which shall not be inconsistent with the provisions of the Limited Guarantee, and (iii) to add or amend any provisions as required by Moody's, Standard & Poor's or another national statistical rating organization in order to maintain or improve the rating of the Certificates (it being understood that, after the rating required by the Sale and Servicing Agreement has been obtained, neither the Owner Trustee, the Company, CITSF or CIT is obligated to maintain or improve such rating); provided, however, that such action shall not, as evidenced by an opinion of counsel for CIT, adversely affect in any material respect the interests of any Certificateholder.

     The Limited Guarantee may also be amended from time to time by CIT, the Servicer and the Owner Trustee, with the consent of Holders of the Certificates aggregating 51% or more of the Certificate Balance as of the preceding Determination Date, for the purpose of adding any of the provisions to or changing in any manner or eliminating any of the provisions of the Limited Guarantee which shall not be inconsistent with the provisions of the Limited Guarantee or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any Guarantee Payment or (ii) grant by contract or operation of law any defense to the payment of any Guarantee Payment without the consent of the Holder of each Certificate affected thereby.

Alternate Credit Enhancement

     In the event that, at the Company's option, Alternate Credit Enhancement (as defined herein) is provided and, upon prior written notice to the Rating Agencies (as defined herein) such Rating Agencies shall have notified the Company, the Servicer and the Trust in writing that the substitution of such Alternative Credit Enhancement for the Limited Guarantee will not result in the downgrade or withdrawal of the then current rating of the Notes or Certificates, the Limited Guarantee shall be released and shall terminate. The Alternate Credit Enhancement may consist of cash or securities deposited by CIT or another Person in a segregated escrow or collateral account (an "Alternate Credit Enhancement"). On each Distribution Date after delivery of the Alternate Credit Enhancement, an amount, equal to the amount which would have been payable under the Limited Guarantee, shall be drawn by the Owner Trustee transferred from such escrow account or collateral account to the Certificate Distribution Account to make payments to the Certificateholders. CIT shall have no obligation to replenish the funds on deposit in any such escrow account or the collateral account once they have been exhausted.

     In connection with the delivery of such Alternate Credit Enhancement, the Company, the Owner Trustee, the Indenture Trustee and the Servicer may execute supplements to the Indenture, the Trust Agreement and the Sale and Servicing Agreement to add provisions to, change or eliminate provisions of each such document, establish accounts for the benefit of the Alternate Credit Enhancer, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such Alternate Credit Enhancer incidental thereto, without the consent of the Noteholders or the Certificateholders.


Net Deposits

     As an administrative convenience, the Servicer will under certain circumstances be permitted to make deposits of collections, Monthly Advances, Non-Reimbursable Payments and the aggregate Purchase Price of Contracts purchased by it for, or with respect to, a Distribution Date net of distributions to be made to the Servicer with respect to such Distribution Date (including, without limitation, Servicing Fee, reimbursement of nonrecoverable Monthly Advances and amounts to be deducted in the definition of "Available Amount" set forth under "--Distributions" above). The Servicer, however, will account to the Indenture Trustee, the Owner Trustee and to the Securityholders as if all such deposits and distributions were made on an aggregate basis for each type of payment or deposit.

Statements to Trustees and Trust


     Prior to each Distribution Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee as of the close of business on the last day of the preceding Due Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders described above under "Certain Information Regarding The Securities--Statements to Securityholders".


Evidence as to Compliance

      The Sale and Servicing Agreement will require the Servicer to deliver to the Trustees a monthly report prior to each Distribution Date, setting forth certain information regarding the Contract Pool and the Securities. Each such report to the Trustees will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Sale and Servicing Agreement.

      The Sale and Servicing Agreement will require that on or before April 1 of each year, the Servicer will deliver to the Trustees a report of independent public accountants stating that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

      The Servicer will furnish to the Trustees such reasonably pertinent underlying data as can be generated by the Servicer's existing data processing system without undue modification or expense.

Certain Matters Regarding the Servicer

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Servicer's performance of such duties is no longer permissible under applicable law. Such resignation will not become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer's servicing obligations and duties under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trustee, the Trust or the Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders and Certificateholders thereunder.

     Any corporation or other entity into which the Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation or other entity succeeding to the business of the Servicer, which corporation or other entity assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.


Physical Damage Insurance

      The Sale and Servicing Agreement will provide that the Servicer, in accordance with its customary servicing procedures, shall require that each Obligor shall have obtained and shall maintain physical damage insurance covering the Financed Vehicle. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain physical damage insurance, in accordance with the Servicer's customary practices and procedures with respect to comparable new or used recreational vehicle installment sale contracts that it services for itself or others. If an Obligor fails to maintain such insurance, the Servicer shall obtain and advance on the behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance, with uninsured physical damage loan insurance endorsements, each naming the Servicer as an additional insured and loss payee (such insurance being referred to herein as "Force-Placed Insurance"). Such Force-Placed Insurance shall be, to the extent permitted by law and in accordance with customary servicing procedures, in an amount at least equal to the outstanding principal balance of the related Contract. The Servicer does not, under its customary servicing procedures, require Force-Placed Insurance when the principal balance of the related Contract falls below the level or levels periodically established in accordance with such customary servicing procedures. In accordance with such customary servicing procedures, the Servicer may periodically readjust such levels, suspend Force-Placed Insurance or arrange other methods of protection of the Financed Vehicles that it deems necessary or advisable, provided that the Servicer determines that such actions do not materially and adversely affect the interests of the Certificateholders or the Noteholders. Any portion of the principal balance of a Contract consisting of Force-Placed Insurance acquired after the Initial Cut-off Date, or the related Subsequent Cut-off Date, will not be owned by the Trust, and amounts allocable thereto will not be available for distribution on the Securities. The Servicer shall not deposit payments posted with respect to such Force-Placed Insurance in the Collection Account and shall instead promptly pay such amounts to an account of the Servicer maintained for that purpose. In the event that an Obligor under a Contract with respect to which the Servicer has advanced funds to obtain Force-Placed Insurance makes scheduled payments under the Contract, but has failed to make scheduled payments of such Force-Placed Insurance as due, and the Servicer has determined that eventual payment of such amount is unlikely, the Servicer may, but shall not be required to, take any action available to it, including determining that the related Contract is a Defaulted Contract;
provided, however, that any Net Liquidation Proceeds with respect to such Contract shall be applied first to the accrued and unpaid interest at the Contract Rate, then to the principal amount outstanding, and the remainder, if any, to the Force-Placed Insurance.


Event of Termination


     An "Event of Termination" under the Sale and Servicing Agreement will consist of (i) any failure by the Servicer to make any required deposit in any of the Trust Accounts or the Certificate Distribution Account which failure continues unremedied for five (5) Business Days after the Servicer becomes aware that such deposit was required; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement (other than those described in clause (i)) that materially and adversely affects the rights of the Noteholders or Certificateholders which continues unremedied for 30 days after the giving of written notice of such failure or breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Sale and Servicing Agreement, except as specifically permitted under the Sale and Servicing Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; or (v) the Servicer no longer qualifies as an Eligible Servicer (as defined in the Sale and Servicing Agreement). "Notice" as used herein shall mean notice to the Servicer by the Trustees or the Company, or to the Company, the Servicer and the Trustees by the Certificateholders holding not less than 25% of the Certificate Balance and by Noteholders holding not less than 25% of the outstanding principal amount of the Notes.


Rights Upon Event of Termination

      As long as an Event of Termination under the Sale and Servicing Agreement remains unremedied, the Indenture Trustee may, and at the written direction of the holders of Notes evidencing not less than a majority in principal amount of such then outstanding Notes, shall, unless prohibited by applicable law, terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law) the Indenture Trustee or a successor Servicer under the Sale and Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Indenture Trustee nor any successor servicer will assume any obligation of CITSF to purchase Contracts for breaches of representations or warranties, and the Indenture Trustee or the successor Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its obligations contained in the Sale and Servicing Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner CITSF's obligation to purchase certain Contracts for breaches of representations or warranties under the Sale and Servicing Agreement. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a Servicer. Pending such appointment, the Indenture Trustee is obligated to act in such capacity, unless the Indenture Trustee is prohibited by law from so acting. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to CITSF as Servicer under the Sale and Servicing Agreement.

Waiver of Past Defaults

     The holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of the Certificates evidencing not less than a majority of the Certificate Balance, in the case of any Event of Termination which does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except an Event of Termination in making any required deposits to or payments from any of the trust accounts in accordance with the Sale and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' right with respect to subsequent defaults.

Amendment


     Each of the Purchase Agreements and the Trust Documents may be amended by the parties thereto, without prior notice to or the consent of the related Noteholders or Certificateholders (i) to cure any ambiguity; (ii) correct or supplement any provision therein which may be inconsistent with any other provision therein; (iii) to add or amend any provision as required by Moody's or Standard & Poor's to maintain or improve the rating of the Certificates; (iv) to add to the covenants, restrictions or obligations of the Company, the Servicer, the Owner Trustee or the Indenture Trustee; (v) make any other provisions with respect to matters or questions arising under such Agreement which are not inconsistent with the provisions of such agreement; provided that, in the case of an amendment pursuant to clause (v), such action will not, in the opinion of counsel (which may be internal counsel to the Company or the Servicer), adversely affect in any material respect the interests of any Noteholder or Certificateholder; or (vi) add such provisions or change in any manner or eliminate any provisions of the Purchase Agreements or Trust Documents in connection with the delivery of Alternate Credit Enhancement, establish accounts for the benefit of the Alternate Credit Enhancer, grant security interests therein and provide for the investment of funds in any such account, and grant other rights to such Alternate Credit Enhancer incidental thereto. Each such agreement may also be amended by the parties thereto, with the consent of the holders of at least a majority in principal amount of such then outstanding Notes and the holders of such Certificates evidencing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner the rights of such Noteholders or Certificateholders; except, that no such amendment, may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Contracts or distributions that are required to be made on any Note or Certificate, any Contract Rate, the Pass-Through Rate or the Class A Rate or (ii) reduce the aforesaid percentage required of Noteholders and Certificateholders to consent to any such amendment without the consent of all of the Noteholders or Certificateholders, as the case may be.


Insolvency Event

     If any of certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to such person indicating its insolvency or inability to pay its obligations (each, an "Insolvency Event") occurs with respect to the Affiliated Purchaser, the Contracts shall be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from (i) each of the Certificateholders (other than the Affiliated Purchaser), and (ii) each of the Noteholders to the effect that each such party disapproves of the liquidation of such Contracts and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Affiliated Purchaser, notice thereof is required to be given to the Noteholders and Certificateholders; except that any failure to give such required notice will not prevent or delay termination of the Trust. Upon termination of the Trust, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of such Trust (other than the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Contracts will be treated as collections on the Contracts and deposited in the related Collection Account. If the proceeds from the liquidation of the Contracts, the Note Distribution Account and the Certificate Distribution Account are not sufficient to pay the Notes and Certificates in full, the amount of principal returned to the Certificateholders will be reduced and the Certificateholders will incur a loss. See "Special Considerations--Certain Legal Aspects".

Affiliated Purchaser Liability

      Under the Trust Agreement, the Affiliated Purchaser will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act of which the Affiliated Purchaser were a general partner.

Termination

     The obligations of the Servicer, the Company, the Affiliated Purchaser, the Owner Trustee and the Indenture Trustee pursuant to the Purchase Agreements and the Trust Documents will terminate with respect upon the earliest to occur of
(i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust,
(ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Purchase Agreements and the Trust Agreement and (iii) the occurrence of either event described below.


     In order to avoid excessive administrative expenses, CITSF will be permitted at its option to purchase from the Trust, on any Distribution Date following a Record Date as of which the Pool Balance is 10% or less of the Initial Pool Balance, all remaining Contracts at a price equal to the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses). Exercise of such right will effect early retirement of the Securities. The "Initial Pool Balance" equals the sum of (i) the Pool Balance as of the Initial Cut-off Date and (ii) the aggregate principal balance of all Subsequent Contracts added to the Trust as of their respective Subsequent Cut-off Dates.

     Within ten days following a Distribution Date as of which the Pool Balance is 5% or less of the Initial Pool Balance, the Indenture Trustee (or, if the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the Owner Trustee) shall solicit bids for the purchase of the Contracts remaining in the Trust. In the event that satisfactory bids are received as described below, the sale proceeds will be distributed to Securityholders on the second Distribution Date succeeding such Record Date. Any purchaser of the Contracts must agree to the continuation of CITSF as Servicer on terms substantially similar to those in the Sale and Servicing Agreement. Any such sale will effect early retirement of the Securities.

     Such Trustee must receive at least two bids from prospective purchasers that are considered at the time to be competitive participants in the market for recreational vehicle retail installment sale contracts. The highest bid may not be less than the fair market value of such Contracts and must equal the sum of
(i) the greater of (a) the aggregate Purchase Price for the Contracts (including Defaulted Contracts), plus the appraised value of any other property held by the Trust (less liquidation expenses) or (b) an amount that when added to amounts on deposit in the Collection Account available for distribution to Securityholders for such second succeeding Determination Date would result in proceeds sufficient to distribute the amount of monthly principal and interest for such Distribution Date and any unpaid principal and interest with respect to one or more prior Distribution Dates, and (ii) the sum of (a) an amount sufficient to reimburse the Servicer for any unreimbursed Monthly Advances for which it is entitled to reimbursement and (b) the Servicing Fee payable on such final Distribution Date, including any unpaid Servicing Fees with respect to one or more prior Due Periods. Such Trustee may consult with financial advisors, including any Underwriter, to determine if the fair market value of such Contracts has been offered. Upon the receipt of such bids, such Trustee shall sell and assign such Contracts to the highest bidder and the Securities shall be retired on such Distribution Date. If any of the foregoing conditions are not met, such Trustee shall decline to consummate such sale and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of Contracts remaining in the Trust. In such event, however, such Trustee may from time to time solicit bids in the future for the purchase of such Contracts upon the same terms described above.

     Such Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at any office or agency of such Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a
Securityholder and such measures have failed, will be distributed to the Servicer for deposit into an escrow account. Thereafter, Securityholders shall look only to such escrow account.


                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of recreational vehicle contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

General

     As a result of the assignment of the Contracts to the Owner Trustee, the Trust will succeed collectively to the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Financed Vehicle to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.


     The Contracts are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") as in effect in the various states of origination of the Contracts. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Sale and Servicing Agreement, the Servicer will retain possession of the Contracts as custodian for the Owner Trustee, and will make an appropriate filing of a UCC-1 financing statement in New Jersey to perfect the sale of the Contracts by the Company to the Owner Trustee. The Contracts will not be stamped to reflect their assignment from CITCF-NY to CITSF, from CITSF to the Company or from the Company to the Owner Trustee.


     Under the Sale and Servicing Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of the Trust's interest in the Contracts and the proceeds thereof. CITSF will warrant in the Sale and Servicing Agreement, with respect to each Contract, that, as of the Closing Date for each Initial Contract, and as of the related Subsequent Transfer Date for each Subsequent Contract, the Contract has not been sold, transferred, assigned or pledged by CITSF to any person other than the Company, that immediately prior to the transfer and assignment of the Contracts to the Company, CITSF has good and marketable title thereto, free and clear of all liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Company will have good and marketable title to the Contract, free and clear of all liens, encumbrances, security interests and rights of others, and that the transfer has been perfected under applicable law. In the event of an uncured breach of any such warranty that materially adversely affects the interest of the Trust in a Contract transferred by the Company to the Trust, the only recourse of the Certificateholders, the Owner Trustee, or the Trust would be to require CITSF to purchase such Contract.

     Pursuant to the Sale and Servicing Agreement, the Servicer will have custody of the Contracts sold to the Trust. The Contracts and related certificates of title will not be physically marked or segregated to indicate that such Contracts have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (including the taking of a security interest in) the Contracts for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and takes possession of the Contracts, such purchaser would acquire an interest in the Contracts superior to the interest of the Trust.

Security Interests in the Financed Vehicles

     General. Installment sale contracts such as the Contracts evidence the credit sale of recreational vehicles by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the related recreational vehicles under the UCC. In most states (including California), perfection rules relating to security interests in recreational vehicles are generally governed under state certificate of title statutes (Alabama, Connecticut, Georgia, Maine, Massachusetts, Minnesota, Mississippi, New Hampshire, New York, Rhode Island and Vermont have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act) or by the vehicle registration laws of the state in which each recreational vehicle is located. In states which have adopted the Uniform Motor Vehicle Certificate of Title and Anti-Theft Act, security interests in recreational vehicles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the certificate of title and payment of a fee to the state motor vehicle authority, depending on particular state law. In states that do not have a certificate of title statute or that make no provision for notation of a security interest on a certificate of title, perfection is usually accomplished by filing pursuant to the provisions of the UCC. In most states, including California, a security interest in a recreational vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. Each Contract prohibits the sale or transfer of the related Financed Vehicle without the consent of CITSF.

     Perfection of Sale. Pursuant to the Purchase Agreement, CITSF will sell and assign its interests in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Company and, pursuant to the Sale and Servicing Agreement, the Company will sell and assign its interest in the Contracts, including the security interests in the Financed Vehicles granted thereunder, to the Owner Trustee. UCC financing statements to perfect the sale of (i) CITSF's interests in the Contracts and the Financed Vehicles to the Company and (ii) the Company's interests in the Contracts and the Financed Vehicles to the Owner Trustee, will be filed.


     Perfection of CITSF's Security Interest in the Financed Vehicles. The certificates of title relating to the Financed Vehicles name CITSF (or CITCF-NY) as the secured party. In those instances where no certificate of title is applicable under state law, a UCC-1 financing statement has been filed. CITSF takes all actions necessary under the laws of the state in which the related recreational vehicles are located to perfect its security interest in such recreational vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title or delivering the required documents and fees, and obtaining possession of the certificate of title (if possible). In the event CITSF (or CITCF-NY) fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under the UCC rather than under a motor vehicle title law), the Securityholders may not have a first priority security interest in the Financed Vehicle securing a Contract. In the Sale and Servicing Agreement, CITSF has represented as of the Closing Date that each Contract creates a valid and enforceable first priority security interest in favor of CITSF (or CITCF-NY) or the related Dealer in the Financed Vehicle covered thereby (which security interest, if in favor of the related Dealer (or CITCF-NY), has been assigned to CITSF) and such security interest has been assigned by CITSF to the Company, and all necessary action with respect to such Contract has been taken to perfect the security interest in the related Financed Vehicle in favor of CITSF (or CITCF-NY). A breach by CITSF of such warranty that materially adversely affects the Trust's interest in any Contract would require CITSF to purchase such Contract unless such breach is cured within 90 days.

     Perfection of Trust's Security Interest in Financed Vehicles. In each case, except where applicable laws require the filing of a UCC-1 financing statement, the certificate of title names CITSF (or CITCF-NY) as the secured party. In the case of Contracts which have CITCF-NY as the secured party, CITSF has not amended the certificates of title to substitute CITSF as secured party. Moreover, because of the administrative burden and expense, neither CITSF, the Company nor the Trust will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. However, the Servicer will continue to hold any certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. See "The Purchase Agreements and the Trust Documents--Sale and Assignment of the Contracts." Accordingly, CITSF (or CITCF-NY) will continue to be named as the secured party on the certificates of title relating to the Financed Vehicles.


     (i) California. A security interest in a motor vehicle registered in the State of California (in which the greatest number of Financed Vehicles are currently registered) may be perfected only by depositing with the Department of Motor Vehicles a properly endorsed certificate of title for the vehicle showing the secured party as "legal owner" thereon or if the vehicle has not been previously registered, an application in usual form for an original registration together with an application for registration of the secured party as "legal owner." However, under the California Vehicle Code, a transferee of a security interest in a motor vehicle is not required to reapply to the Department of Motor Vehicles for a transfer of registration when the interest of the transferee arises from the transfer of a security agreement by the "legal owner." Accordingly, under California law, an assignment such as that under each of the Purchase Agreement and the Sale and Servicing Agreement is an effective conveyance of CITSF's and the Company's perfected security interest, as the case may be, without such re-registration, and under the Purchase Agreement the Company will succeed to CITSF's, and under the Sale and Servicing Agreement the Trust will succeed to the Company's, rights as secured party.

     (ii) Other States. In most states, assignments such as those under the Purchase Agreement and the Sale and Servicing Agreement are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Because of the administrative burden and expense, none of CITSF, the Company or the Trust will amend any certificate of title to identify the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. Although re-registration of the recreational vehicle in such states is not necessary to convey a perfected security interest in the Financed Vehicles to the Trust, because the Trust will not be listed as the secured party on the certificates of title to the Financed Vehicles, its security interest could be defeated through fraud or negligence. In the absence of fraud, forgery or administrative error, the notation of CITSF's or CITCF-NY's lien on the certificates of title will be sufficient in most states to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. However, with respect to Financed Vehicles in states in which the Trust failed to obtain a first perfected security interest because it is not identified as the secured party on the certificate of title, its security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of first perfected security interests therein.

     Continuity of Perfection. Under the laws of most states, a perfected security interest in a recreational vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such recreational vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. In those states (including California) that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sale contract to surrender possession of the certificate of title. In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.

     In the ordinary course of servicing the Contracts, CITSF will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle, CITSF must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. Under the Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of a security interest in the Financed Vehicles.

     CITSF, as Servicer, will continue to hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the Sale and Servicing Agreement. In the Sale and Servicing Agreement, CITSF, as Servicer, will covenant that it will not release the Financed Vehicle securing any Contract from the security interest granted therein except as contemplated by the Sale and Servicing Agreement. CITSF, as Servicer, will also covenant that it shall not impair the rights of the Trust in the Contacts or take any action inconsistent with the Trust's ownership of the Contracts, except as permitted by the Sale and Servicing Agreement. A breach of either such covenant that materially and adversely affects the Trust's interest in any Contract, would require the Servicer to purchase such Contract unless such breach is cured within the period specified in the Sale and Servicing Agreement.

     Priority of Certain Liens Arising by Operation of Law. Under the laws of California and of most states, liens for repairs performed on a recreational vehicle and liens for unpaid taxes take priority over even a first perfected security interest in such vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated recreational vehicle. CITSF will represent and warrant in the Sale and Servicing Agreement that, as of the Closing Date, there were, to the best of CITSF's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Financed Vehicle securing a Contract, which are or may be liens prior or equal to the lien of the Contract. However, liens for repairs or taxes could arise at any time during the term of a Contract. No notice will be given to the Owner Trustee or Securityholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the date of initial issuance of the Securities would not give rise to CITSF's purchase obligation under the Sale and Servicing Agreement.

Repossession

     In the event of default by an obligor, the holder of the related installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a


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

secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related recreational vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions (not including California), the secured party is required to notify the debtor of the default and the intent to repossess the collateral and be given a time period within which to cure the default prior to repossession. In most states (including California), under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the related contract by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

     The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in California and most other states. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Most courts (including courts in California) have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     Occasionally, after resale of a recreational vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

Certain Matters Relating to Insolvency


     CITSF and the Company intend that the transfer of Contracts from CITCF-NY to CITSF, from CITSF to the Company and from the Company to the Trust constitutes a sale, rather than a pledge of the Contracts to secure indebtedness. However, if CITCF-NY, CITSF or the Company were to become a debtor under Title 11 of the United States Code, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"), it is possible that a creditor, receiver, other party in interest or trustee in bankruptcy of CITCF-NY, CITSF or the Company, or CITCF-NY, CITSF or the Company as debtor-in-possession, may argue that the sale of the Contracts by CITCF-NY to CITSF, CITSF to the Company, or by the Company to the Trust, respectively, was a pledge of the Contracts rather than a sale and that, accordingly, such Contracts should be part of such entity's bankruptcy estate. Such a position, if presented to a court, even if ultimately unsuccessful, could result in a delay in or reduction of distributions to the Securityholders.

     The CIT GP Corporation, an Illinois corporation and a wholly owned subsidiary of CIT (the "Affiliated Purchaser"), will purchase 1% of the principal balance of the Certificates. The Affiliated Purchaser will have the same rights with regard to the Trust as all other Certificateholders based on its percentage ownership of the Certificate Balance. The Trust Agreement will provide that if an Insolvency Event with respect to the Affiliated Purchaser occurs, subject to certain conditions, the Trust will dissolve. Certain steps have been taken in structuring the transactions contemplated hereby that are intended to make it less likely that an Insolvency Event with respect to the Affiliated Purchaser will occur. These steps include the formation of the Affiliated Purchaser as a separate, limited-purpose corporation pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Affiliated Purchaser's business and a restriction on the Affiliated Purchaser's ability to commence a voluntary case or proceeding under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") without the prior affirmative unanimous vote of its directors). However, there can be no assurance that the activities or liabilities of the Affiliated Purchaser would not result in an Insolvency Event.

     Although other courts have held otherwise, a case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S.Ct. 554 (1993))
decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that, under Article 9 of the UCC, "accounts" (as defined in the UCC) sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected under the UCC. UCC
Article 9 applies to the sale of "chattel paper" (as defined in the UCC) as well as the sale of "accounts" and, although the Contracts constitute chattel paper under the UCC rather than accounts, perfection of a security interest in both chattel paper and accounts may be accomplished under the UCC by the filing of a UCC-1 financing statement. If, following a bankruptcy of CITCF-NY, CITSF or of the Company, a court were to follow the reasoning of the Tenth Circuit reflected in the case described above, then the Contracts would be included in the bankruptcy estate of CITCF-NY, CITSF or the Company, as the case may be, and delays in payments of collections on or in respect of the Contracts, or loss of principal and interest in respect of the Certificates, could occur.


     The Company has taken steps in structuring the transactions described herein that are intended to make it unlikely that the voluntary or involuntary application for relief by CITSF under the Bankruptcy Code or similar applicable state laws (collectively, "Insolvency Laws") will result in consolidation of the assets and liabilities of the Company with those of CIT. These steps include the creation of the Company as a wholly owned, limited purpose subsidiary of CIT pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business).

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, the Military Reservist Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of California and of certain other states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee such as the Owner Trustee to enforce consumer finance contracts such as the Contracts.

     The so-called "Holder-in-Due-Course Rule" of the Federal Trade Commission (the "FTC Rule"), has the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states. Most of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Owner Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor under the related Contracts.

     Under California law and most state vehicle dealer licensing laws, sellers of recreational vehicles are required to be licensed to sell vehicles at retail sale. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract. Neither the Trust nor the Company has obtained any license required under any federal or state consumer or mortgage banking laws or regulations, and the absence of such licenses may impede the enforcement of certain rights or give rise to certain defenses in actions seeking enforcement rights. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle
Information and Cost Savings Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the obligor may be able to assert a defense against the seller of the Financed Vehicle.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States of America. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor's repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.


     CITSF will represent and warrant under the Sale and Servicing Agreement that each Contract complies with all requirements of law in all material respects. A breach of such representation and warranty which materially adversely affects the interests of the Trust in any Contract will create an obligation of CITSF to purchase such Contract. See "The Purchase Agreements and The Trust Documents--Sale and Assignment of the Contracts."


Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a recreational vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the recreational vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

     Under the terms of the Soldiers' and Sailors' Civil Relief Act, an obligor who enters the military service after the origination of such obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under certain circumstances, California residents called into active duty with the reserves can delay payments on retail installment sale contracts, including the Contracts, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. In addition, the Relief Acts impose limitations which would impair the ability of the Servicer to repossess an affected Contract during the obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the related Financed Vehicle in a timely fashion.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a summary of certain Federal income tax consequences of the purchase, ownership and disposition of the Securities, applicable to initial purchasers of the Securities. Schulte Roth & Zabel, counsel for the Trust is of the opinion that the discussion hereunder fully and fairly discloses all material Federal tax risks associated with the purchase, ownership and disposition of the Securities.

      This summary does not deal with all aspects of Federal income taxation applicable to all categories of holders of the Securities, some of which may be subject to special rules or special treatment under the Federal income tax laws. For example, it does not discuss the specific tax treatment of Securityholders that are insurance companies, banks and certain other financial institutions, regulated investment companies, individual retirement accounts, tax-exempt organizations or dealers in securities. Furthermore, this summary is based upon present provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder, and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust that issues debt and equity interests with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or part of the discussion below.

      Prospective investors are advised to consult their own tax advisors with regard to the Federal income tax consequences of the purchase, ownership and disposition of the Securities, as well as the tax consequences arising under the laws of any state, foreign country or other jurisdiction. The Trust has been provided with an opinion of Schulte Roth & Zabel regarding certain of the Federal income tax matters discussed below. An opinion of counsel, however, is not binding on the IRS, and no ruling on any of the issues discussed below will be sought from the IRS.


Certain Federal Tax Consequences with Respect to the Notes

      Tax Characterization of the Notes and the Trust. Schulte Roth & Zabel has advised the Trust that, based on the terms of the Notes and the transactions relating to the Contracts as set forth herein, the Notes will be treated as debt for Federal income tax purposes. However, there is no specific authority with respect to the characterization for Federal income tax purposes of securities having the same terms as the Notes.

      Schulte Roth & Zabel is also of the opinion that, based on the applicable provisions of the Trust Agreement and related documents, for Federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation and (ii) the Trust will not be treated as a publicly traded partnership taxable as a corporation. However, there are no authorities directly dealing with similar transactions. If the IRS were to successfully characterize the Trust as an association taxable as a corporation for Federal income tax purposes, the income from the Contracts (reduced by deductions, possibly including interest on the Notes) would be subject to Federal income tax at corporate rates, which could reduce the amounts available to make payments on the Notes. Likewise, if the Trust were subject to state or local income or franchise tax, the amount of cash available to make payment on the Notes could be reduced.

      If, contrary to the opinion of Schulte Roth & Zabel, the IRS successfully asserted that the Notes were not debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Notes). The remainder of this discussion assumes that the Notes will be treated as debt and that the Trust will not be taxable as a corporation.

      Interest Income on the Notes. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. Some or all of the Notes may be issued with "original issue discount" within the meaning of Section 1273 of the Code ("OID"). The amount of OID on the Notes will equal the difference between the issue price and the principal amount of the Notes unless the OID is less then a statutorily defined de minimus amount.

      OID will accrue to the Noteholders over the life of the Notes, taking account of a reasonable prepayment assumption, based on a constant yield to maturity method, using semi-annual compounding, and properly adjusted for actual prepayments on the Contracts. The portion of OID that accrues during the time a Noteholder owns the Notes (i) constitutes interest includable in the Noteholder's gross income for federal income tax purposes and (ii) is added to the Noteholder's tax basis for purposes of determining gain or loss on the maturity, redemption, prior sale, or other disposition of the Notes. Thus, the effect of OID is to increase the amount of taxable income above the actual interest payments during the life of the Notes.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any OID, market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of any bond premium previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted to the extent the Noteholder has capital gains for the taxable year, and non-corporate Noteholders can deduct a limited amount of such losses in excess of available capital gains.

      Foreign Holders. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust (including a holder of 10% of the outstanding Certificates) or the Affiliated Purchaser nor a "controlled foreign corporation" with respect to which the Trust or the Affiliated Purchaser is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold U.S. tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold U.S. tax within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then any payment of such interest will be subject to United States Federal withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is present in the United States for 183 days or more in the taxable year or does not have a tax home in the United States.

      If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States Federal income tax on the interest, gain or income at regular Federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty (as modified by the branch profits tax rules).

      Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of accrued OID, if any, and interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

Certain Federal Tax Consequences with Respect to the Certificates

      Tax Characterization of the Trust. The Affiliated Purchaser and the Servicer have agreed, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal income tax, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Affiliated Purchaser, and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      If the Trust were held to be an "association" taxable as a corporation for Federal income tax purposes, rather than a partnership, the Trust would be subject to a corporate level income tax. Any such corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the Certificates (and Certificateholders could be liable for any such tax that is unpaid by the Trust). See also the discussion above under "--Certain Federal Tax Consequences with Respect to the Notes--Tax Characterization of the Notes and the Trust." However, in the opinion of Schulte Roth & Zabel, the Trust will not be classified as an association taxable as a corporation because of the nature of its income and because it will not have certain "corporate" characteristics necessary for a business trust to be an association taxable as a corporation.

      Nonetheless, because of the lack of cases or rulings on similar transactions, a variety of alternative characterizations are possible in addition to the position to be taken by Certificateholders that the Certificates represent equity interests in a partnership. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust or of the Seller. The remainder of this summary assumes that the Certificates represent equity interests in a partnership that owns the Contracts.


      Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax, but each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. In certain instances, however, the Trust could have an obligation to make payments of withholding tax on behalf of a Certificateholder. See "Backup Withholding" and "Tax Consequences to Foreign Certificateholders" below. The Trust's income will consist primarily of interest accrued on the Contracts including appropriate adjustments for market discount (as discussed below), and any original issue discount and bond premium), investment income from investments in the Trust Accounts and Certificate Distribution Account and any gain upon collection or disposition of the Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees and losses or deductions upon collection or disposition of the Contracts.


      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and Related Documents). The Trust Agreement will provide that the Certificateholders will be allocated taxable income of the Trust for each Interest Period equal to the sum of (i) the amount of interest that accrues on the Certificates for such Interest Period based on the Certificate Rate; (ii) an amount equivalent to interest that accrues during such Interest Period on amounts previously due on the Certificates but not yet distributed; and (iii) any Trust income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price. All remaining taxable income of the Trust will be allocated to the Affiliated Purchaser. It is believed that this allocation will be valid under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, under the foregoing method of allocation, holders may be allocated income greater than the amount of interest accruing on the Certificates based on the Certificate Rate or may be allocated income greater than the amount of cash distributed to them.

      An individual taxpayer may generally deduct miscellaneous itemized deductions (which do not include interest expenses) only to the extent they exceed two percent of the individual's adjusted gross income. Those limitations would apply to an individual Certificateholder's share of expenses of the Trust (including fees paid to the Servicer) and might result in such holder having net taxable income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. In addition, Section 68 of the Code provides that the amount of certain itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds an inflation-adjusted threshold amount specified in the Code ($114,700 for taxable years beginning in 1995, in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deduction otherwise allowable for such taxable year.

      The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each of the Contracts, the Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.

      Market Discount. To the extent that the Contracts are purchased by the Trust for a price that is less than the aggregate stated redemption price at maturity of the Contracts, the Trust must account for "market discount" on the Contracts pursuant to Section 1276 of the Code. Any market discount will be accounted for each of the Contracts on an individual basis, and the Trust will make an election to calculate such market discount as it economically accrues. Any income resulting from the accrual of market discount will be allocated to the Certificateholders as described above.

      Original Issue Discount and Bond Premium. It is believed that the Contracts were not and will not be issued with OID or at a premium, and, therefore, the Trust should not have OID income or amortizable bond premium.

      Section 708 Termination. Under Section 708 of the Code, a partnership will be deemed to terminate for Federal income tax purposes if 50% or more of the capital and profits interests in the partnership are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to a new partnership. The Trust may not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of a Certificate in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificate sold. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by his share of Trust income that is includable in his gross income and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificate and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Contracts would generally he treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid these special reporting requirements, the Trust will elect to include any such market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed miscellaneous itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferor and Transferee. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect the tax liability and tax basis of the holder) attributable to periods before the actual purchase takes place.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or is allowed only for transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Affiliated Purchaser is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by any future authority.

      Section 754 Election. In the event that a Certificateholder sells a Certificate at a profit (or loss), the purchasing Certificateholder will have a higher (or lower) basis in the Certificate than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust files an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such an election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Servicer, on behalf of the Trust, is required to keep or cause to be kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the taxable year of the Trust will be the calendar year. The Affiliated Purchaser will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report to holders (and to the
IRS) each Certificateholder's allocable share of items of Trust income and expense on Schedule K-l. The Trust will provide the Schedule K-l information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information returns filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Certificates as a nominee on behalf of another person at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing and (z) certain information concerning Certificates that were held, acquired or transferred on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act that holds Certificates as a nominee is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information described above and such nominees will be required to forward such information to the beneficial owners of the Certificates.

      The Affiliated Purchaser, as the "tax matters partner," will be responsible for representing the Certificateholders in any dispute with the IRS with respect to partnership items. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates may be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


     Tax Consequences to Foreign Certificateowners. As discussed below, an investment in a Certificate is not suitable for any non-U.S. person which is not eligible for a complete exemption from U.S. withholding tax on interest under a tax treaty with the United States. Accordingly, no interest in a Certificate should be acquired by or on behalf of any such non-U.S. person.

      No regulations, published rulings or judicial decisions exist that would discuss the characterization for Federal withholding tax puposes with respect to non-U.S. persons of a partnership with activities substantially the same as the Trust. However, it is not expected that the trust would be considered to be engaged in a trade or business in the United States for purposes of Federal withholding taxes with respect to non-U.S. persons. If the Trust were considered to be engaged in a trade or business in the United States for such purposes, the income of the Trust distributable to a non-U.S. person would be subject to Federal withholding tax at a rate of 35% for persons taxable as a corporation and 39.6% for all other non-U.S. persons. Also, in such cases, a non-U.S. Certificateowner that is a corporation may be subject to the branch profits tax. If the Trust is notified that a Certificateowner is a foreign person, the Trust may withhold as if it were engaged in a trade or business in the United States in order to protect the Trust from possible adverse consequences of a failure to withhold. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

      Each foreign Certificateowner might be required to file a U.S. individual or corporate income tax return (including in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the withholding agent on Form W-8 in order to assure appropriate crediting of any taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business. However, interest payments made to (or accrued by) a Certificateholder who is a foreign person may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust and for that reason or because of the nature of the Contracts, the interest will likely not be considered "portfolio interest." As a result, even if the Trust is not considered to be engaged in a U.S. trade or business, Certificateholders will likely be subject to United States Federal income tax which must be withheld at a rate of 30 percent on their share of the Trust's income (without reduction for interest expense), unless reduced or eliminated pursuant to an applicable income tax treaty. If the Trust is notified that a Certificateholder or Certificateowner is a foreign person, the Trust may be required to withhold and pay over such tax, which can exceed the amounts otherwise available for distribution to such a Certificateholder. A foreign holder would generally be entitled to file with the IRS a refund claim for such withheld taxes, taking the position that the interest was portfolio interest and therefore not subject to U.S. tax. However, the IRS may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateowner should consult its tax advisor as to whether the tax consequences of holding an interest in a Certificate make it an unsuitable investment.


Other Tax Consequences

      No advice has been received as to local income, franchise, personal property, or other taxation an any state or locality, or as to the tax effect of ownership of the Securities in any state or locality. Securityholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of the Securities.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

The Notes

      The acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Seller, the Trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers."

The Certificates


      An interest in the Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. By its acceptance of a Certificate or its acquisition of an interest in a Certificate through a Participant or DTC, each Certificateholder or Certificateowner will be deemed to have represented and warranted that it is not subject to the foregoing limitation.


      A plan fiduciary considering the purchase of the Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement (the "Underwriting Agreement") among CIT, CITSF, the Company and CS First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters"), the Company has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of the Notes and Certificates offered hereby, as set forth opposite their respective names below:

                                         Principal Amount    Principal Amount
                                         of Certificates         of Notes
                                         ----------------    ---------------

   CS First Boston Corporation .........  $                    $
   Merrill Lynch, Pierce, Fenner & Smith
     Incorporated. .....................  $                    $
                                          ===========          ============
     Total .............................  $                    $
                                          ===========          ============

      The   Underwriting   Agreement   provides  that  the  obligations  of  the
Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all such Notes or Certificates if any are purchased.


      The Company has been advised by the Underwriters that the Underwriters propose to offer the Notes and Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus and, to certain dealers at such prices less a concession of _____% of the principal amount per Note and ____% of the principal balance per Certificate. The Underwriters and such dealers may allow discounts of ____% of the principal amount per Note and ____% of the principal balance per Certificate to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

      The Securities are new issues of securities with no established trading market. The Underwriters have advised the Company that they intend to act as market makers for the Securities. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Securities.


      CIT and CITSF have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments which the Underwriter may be required to make in respect thereof.


      The Trust may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriters.

      The closing of the sale of the Notes is conditioned on the closing of the sale of the Certificates, and the closing of the sale of the Certificates is conditioned on the closing of the sale of the Notes.


                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

      The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

      Each purchaser of Notes in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".

Rights of Actions and Enforcement

      The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.


      The Trust, the Seller, the Servicer, the Affiliated Purchaser, the Owner Trustee and the Indenture Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.


Notice to British Columbia Residents

      A purchaser of the Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Notes or Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of the Notes acquired on the same date and under the same prospectus exemption.

                             FINANCIAL INFORMATION

      The Company has determined that its financial statements are not material to the offering made hereby.

      The Trust has been formed to own the Contracts and the other Trust assets and to issue the Notes and Certificates. The Trust had no assets or obligations prior to the issuance of the Notes and Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus.

                                    RATINGS


      It is a condition to the issuance of the Securities that the Class A Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's and the Certificates be rated "A2" by Moody's and "A" by Standard & Poor's. The ratings of the Class A Notes will be based primarily on the value of the Initial Contracts, the Pre-Funding Account and the terms of the Securities, including the subordination provided by the Certificates. The ratings of the Certificates will be based primarily on the Limited Guarantee provided by CIT. The foregoing ratings do not address the likelihood that the Securities will be retired following the sale of the Contracts by the Trustee. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security ratings of the Notes and Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.


                                 LEGAL MATTERS


      Certain legal matters will be passed upon for the Company by Schulte Roth & Zabel, New York, New York, for the Trust by Richards, Layton & Finger, Wilmington, Delaware, and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Schulte Roth & Zabel.


                                    EXPERTS


      The financial statements listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in the Corporation's 1994 Annual Report on Form 10-K incorporated by reference herein have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1994 consolidated financial statements refers to a change in the method of accounting for post-retirement benefits other than pensions in 1993.

                                    ANNEX I

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                                   PROCEDURES

     Except in certain limited circumstances, the globally offered Notes of CIT RV Owner Trust 1995-A(the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.


      Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.


     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading


      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's' accounts are located to insure that settlement can be made on the desired value date.


      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear

Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the receptive clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

      Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.


      As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.


      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.


      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;


            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or


            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.s. Federal Withholding Taxes and Documentation Requirements

      A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customer's securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      Exemption for non-U.S.  Persons with  effectively  connected  income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Noteholder or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includable in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            INDEX OF PRINCIPAL TERMS

Affiliated Purchaser ..................................................    16
Asset Service Center ..................................................    29
Auction Sale ..........................................................    35
Bankruptcy Code .......................................................    16
Business Day ..........................................................     7
Cede ..................................................................    34
Cedel .................................................................     4
Certificate Distribution Account ......................................    48
Certificate Final Scheduled Distribution Date .........................     7
Certificate Interest Distribution Amount ..............................    39
Certificate Owner .....................................................     9
Certificate Pool Factor ...............................................    28
Certificates ..........................................................     4
CIT ...................................................................     4
CITCF-NY ..............................................................    16
CITSF .................................................................     4
Class A Final Scheduled Distribution Date .............................     7
Class A Interest Distribution Amount ..................................    34
Class A Notes .........................................................     4
Class A Rate ..........................................................     8
Closing Date ..........................................................     6
Code ..................................................................    64
Collection Account ....................................................    48
Company ...............................................................     4
Contracts .............................................................     5
Dealers ...............................................................     5
Defaulted Contracts ...................................................    48
Definitive Certificates ...............................................    44
Definitive Notes ......................................................    44
Definitive Securities .................................................    44
Depository ............................................................    34
Determination Date ....................................................     8
Distribution Date .....................................................     7
DTC ...................................................................     4
DTC Rules .............................................................    43
Due Period ............................................................     8
Eligible Investments ..................................................    48
ERISA .................................................................    14
Euroclear .............................................................     4
Events of Termination .................................................    55
Events of Default .....................................................    36
Financed Vehicles .....................................................     5
FTC Rule ..............................................................    62
Funding Period ........................................................     6
Guarantee Payment .....................................................    11
Indenture .............................................................     4
Indenture Trustee .....................................................     4
Indirect Participants .................................................    41
Initial Contracts .....................................................     5
Initial Cut-off Date ..................................................     5
Initial Cut-off Date Pool Principal Balance ...........................    19
Initial Financed Vehicles .............................................     5
Initial Guarantee Payment Limit .......................................    11
Insolvency Event ......................................................    56
Insolvency Laws .......................................................    16
Interest Accrual Period ...............................................     8

Interest Shortfall ....................................................    13
IRS ...................................................................    64
Issuer ................................................................     4
Late Fees .............................................................    13
Limited Guarantee .....................................................     4
List of Contracts .....................................................    46
Mandatory Prepayment ..................................................    10
Military Reservist Relief Act .........................................    47
Monthly Advance .......................................................    12
Moody's ...............................................................    14
Non-Reimbursable Payment ..............................................    13
Note Owner ............................................................    34
Note Distribution Account .............................................    48
Note Pool Factor ......................................................    28
Notes .................................................................     4
Obligor ...............................................................    12
OID ...................................................................    64
Optional Purchase .....................................................    35
Original Certificate Balance ..........................................     5
Owner Trustee .........................................................     4
Participants ..........................................................    41
Pass-Through Rate .....................................................     9
Pool Balance ..........................................................    10
Pre-Funded Amount .....................................................     6
prepayments ...........................................................    23
Principal Distribution Amount .........................................    35
Purchase Agreement ....................................................     6
Purchase Price ........................................................    48
Rating Agencies .......................................................    14
Record Date ...........................................................     7
Related Documents .....................................................    38
Relief Act Obligor ....................................................    47
Required Servicer Ratings .............................................    49
Sale and Servicing Agreement ..........................................     5
Securities ............................................................     4
Servicer ..............................................................     4
Servicer Letter of Credit .............................................    49
Servicer Payment ......................................................     8
Servicing Fee Rate ....................................................    13
Servicing Fee .........................................................    13
Simple Interest Contract ..............................................    20
Soldiers' and Sailors' Civil Relief Act ...............................    47
Standard & Poor's .....................................................    14
Subsequent Contracts ..................................................     5
Subsequent Cut-off Date ...............................................     6
Subsequent Financed Vehicles ..........................................     5
Subsequent Transfer Agreement .........................................     6
Subsequent Transfer Date ..............................................     6
Trust .................................................................     4
Trust Agreement .......................................................     5
UCC ...................................................................    15
Underwriters ..........................................................    70
Underwriting Agreement ................................................    70

- --------------------------------------------------------------------------------


      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                              -------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................   2
Reports to Securityholders ................................................   3
Documents Incorporated by Reference .......................................   3
Summary ...................................................................   4
Special Considerations ....................................................  15
Structure of the Transaction ..............................................  18
The Trust Property ........................................................  19
The Contract Pool .........................................................  19
Maturity and Prepayment Considerations ....................................  23
Yield Considerations ......................................................  27
Pool Factors ..............................................................  28
Use of Proceeds ...........................................................  28
The CIT Group Securitization Corporation II,
  Seller ..................................................................  28
The CIT Group/Sales Financing, Inc., Servicer .............................  29
CIT .......................................................................  33
The Notes .................................................................  34
The Certificates ..........................................................  39
Certain Information Regarding the Securities ..............................  41
The Purchase Agreements and the Trust
  Documents ...............................................................  46
Certain Legal Aspects of the Contracts ....................................  57
Certain Federal Income Tax Consequences ...................................  64
ERISA Considerations ......................................................  70
Underwriting ..............................................................  70
Notice to Canadian Residents ..............................................  71
Financial Information .....................................................  72
Ratings ...................................................................  72
Legal Matters .............................................................  72
Experts ...................................................................  72
Annex I ...................................................................  73
Index of Principal Terms ..................................................  76


                              -------------------

      Until ______________________, 1995, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



                                     CIT RV
                               Owner Trust 1995-A


                                  $200,000,000


                 $188,000,000 Class A ____% Asset Backed Notes
                  $12,000,000 ____% Asset Backed Certificates


                          The CIT Group Securitization
                                Corporation II,
                                     Seller


                              The CIT Group/Sales
                                Financing, Inc.
                                    Servicer



                                   PROSPECTUS



                                CS First Boston

                              Merrill Lynch & Co.

- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


            SEC registration fee ..................................  $  86,207
            Attorney's fees and expenses ..........................    200,000
            Accounting fees and expenses ..........................     50,000
            Blue sky fees and expenses ............................     30,000
            Rating agency fees ....................................    137,500
            Trustee's fees and expenses ...........................     20,000
            Printing expenses .....................................     75,000
            Miscellaneous fees and expenses .......................     10,000
                                                                      --------
            Total .................................................   $608,707
                                                                      ========


Item 14.  Indemnification of Directors and Officers.

     Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

     The Company's By-Laws provide for indemnification of directors and officers of the Company to the full extent permitted by Delaware law.

     Article X of the By-laws of CIT provides, in effect, that, in addition to any rights afforded to an officer, director or employee of CIT by contract or operation of law, CIT may indemnify any person who is or was a director, officer, employee, or agent of CIT, or of any other corporation which he served at the request of CIT, against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of CIT or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of CIT or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of CIT or such other corporation, and, in connection with any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article X further provides that any person who is or was a director, officer, employee, or agent of CIT or any direct or indirect wholly-owned subsidiary of CIT shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

     In addition, the Registrants maintain directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

     Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Registrants, their directors, certain of their officers and persons who control the Registrants within the meaning of the Securities Act of 1933 against certain liabilities.


Item 15.  Recent Sales of Unregistered Securities

     During June 1994, The CIT Group Securitization Corporation II (the "Company") issued 200 shares of its Common Stock, no par value per share, to The CIT Group Holdings, Inc. ("CIT"). No underwriters were involved in connection with such issuance, which was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

     Listed below are all other unregistered securities sold by the Company since its formation. These Certificates were distributed by the placement agent listed below and privately placed by such placement agent with institutional investors in transactions exempt from the registration provisions of the Securities Act.



                                     Principal Amount             Placement
 Series        Issue Date            of Certificates               Agent
 ------        ----------           ----------------             ---------
 1994-1       July 14, 1994       $42,033,000 (Class A)     Goldman, Sachs & Co.
                                      (Approximate)

Item 16. Exhibits and Financial Statement Schedules.


   a. Exhibits:
           1.1   Form of Underwriting Agreement
           3.1   Certificate  of  Incorporation,  as  amended,  of The CIT Group
                 Securitization   Corporation   II
           3.2   Bylaws   of  The  CIT  Group
                 Securitization Corporation II
           4.1   Form of Indenture between the Trust and the  Indenture Trustee
           4.2   Form of Trust  Agreement  between the Company  and  the  Owner
                 Trustee
           4.3 Form of Sale and Servicing Agreement between the Company, CITSF and the Owner Trustee
           4.4   Form of Limited Guarantee of The CIT Group Holdings, Inc.
           5.1*  Opinion of Schulte  Roth & Zabel with  respect to legality

           5.2* Opinion of Richards, Layton & Finger with respect to legality 8.1* Opinion of Schulte Roth & Zabel with respect to tax matters
          10.1   Form of Purchase Agreement
          10.2   Form of Subsequent Purchase Agreement
          10.3*  Form of Co-Trustee Agreement
          23.1*  Consent of Schulte Roth & Zabel (included as part of
                 Exhibit 5.1)
          23.2*  Consent of KPMG Peat Marwick LLP
          23.3*  Consent of Richards, Layton & Finger (included as part of
                 Exhibit 5.2)
          24.1   Powers of Attorney of The CIT Group Securitization
                 Corporation II
                 included on page II-5)




          24.2   Powers of Attorney of The CIT Group Holdings, Inc.
          25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee (bound separately)

- ---------------
* Filed herewith.


           b. Financial Statement Schedules:

           Not applicable.

Item 17.  Undertakings.

     The undersigned Registrants hereby undertake as follows:

           (a) To provide to the Underwriter at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to provide prompt delivery to each purchaser.

           (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

           (e) For purposes of determining any liability under Securities Act, each filing of CIT's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

           (f) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Livingston, State of New Jersey, on June 12, 1995.


                                     THE CIT GROUP SECURITIZATION CORPORATION II


                                             By:       /s/ JAMES J. EGAN, JR.
                                                --------------------------------
                                                      Name:  James J. Egan, Jr.
                                                         Title:   President


                                            *By:    /s/ JAMES J. EGAN, JR.
                                                -------------------------------
                                                     Name:  James J. Egan, Jr.
                                                     Title:  Attorney-in-Fact



                               POWER OF ATTORNEY

     Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James J. Egan, Jr., Joseph M. Leone and Norman
H. Rosen, or any of them (with the full power of each of them to act alone), as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




                 Signature                        Title                            Date
                 ---------                        ----                            -----


                    *                     President and Director                June 12, 1995
- ---------------------------------------
           James J. Egan, Jr.

                    *                     Executive Vice President              June 12, 1995
- ---------------------------------------     and Director
            Joseph M. Leone

                    *                     Vice President and Director           June 12, 1995
- ---------------------------------------
           Edward A. Farley

                    *                     Vice President, Treasurer and         June 12, 1995
- ---------------------------------------     Controller (principal financial
            Robin H. Gordon                 and accounting officer)




     Original powers of attorney authorizing James J. Egan, Jr., Joseph M. Leone and Norman H. Rosen and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by the Corporation and available for examination pursuant to Item 302(b) of Registration S-T.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on June 12, 1995.


                                         THE CIT GROUP HOLDINGS, INC.


                                         By:       /s/ ERNEST D. STEIN
                                            ------------------------------------
                                                     Ernest D. Stein
                                                  Executive Vice President,
                                               General Counsel and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



               Signature and Title                                 Date
               -------------------                                 ----


                        *
- ---------------------------------------------------
              Albert R. Gamper, Jr.
   President, Chief Executive Officer, and Director
          (principal executive officer)

                        *
- ---------------------------------------------------
                 Hisao Kobayashi
                    Director

                        *                              * By /S/ ERNEST D. STEIN
- ---------------------------------------------------   --------------------------
                  Michio Murata                              Ernest D. Stein
                    Director
                Attorney-in-fact

                        *                                    June 12, 1995

- ---------------------------------------------------
               Joseph A. Pollicino
                    Director

                        *
- ---------------------------------------------------
                  Paul N. Roth
                    Director

                        *
- ---------------------------------------------------
                 Hideo Kitahara
                    Director

                        *
- ---------------------------------------------------
                 Peter J. Tobin
                    Director

                        *
- ---------------------------------------------------
                 Toshiji Tokiwa
                    Director

                        *
- ---------------------------------------------------
                   Keiji Torii
                    Director

               Signature and Title                                     Date
                -----------------                                      ----

                        *
- ---------------------------------------------------
                William H. Turner
                    Director

              /s/ JOSEPH J. CARROLL                                June 12, 1995

- ---------------------------------------------------
                Joseph J. Carroll
Executive Vice President and Chief Financial Officer
  (principal financial and accounting officer)


     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.